Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

MMEX RESOURCES CORPORATION
(Exact name of issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

3600 Dickinson

Fort Stockton, TX 79735

(855) 880-0400

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

Jack Hanks

Chief Executive Officer

3600 Dickinson

Fort Stockton, TX 79735

(855) 880-0400

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

2911	26-1749145
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

PRELIMINARY OFFERING CIRCULAR SUBJECT TO COMPLETION,

DATED September 30, 2022

MMEX Resources Corporation

MAXIMUM OFFERING AMOUNT: $5,250,000

(Up to $3,000,000 by subscription; up to $2,250,000 by warrant exercise)

MAXIMUM NUMBER OF SHARES OFFERED HEREBY: [75,000,000 – 150,000,000]

(Up to [50 – 100],000,000 by subscription; up to [25 – 50],000,000 by warrant exercise)

This is a public offering (the “Offering”) of securities of MMEX Resources Corporation, a Nevada corporation (the “Company”). We are offering a maximum of [Fifty to One Hundred Million] ([50 -100],000,000) shares (the “Maximum Offering”) of our common stock, par value $0.001 (the “Common Stock”) via subscription at an offering price of Three to Six Cents ($0.0[3 – 6]) per share (the “Shares”) pursuant to Tier 2 of Regulation A+, in addition to a Warrant for purchase of additional shares at the ratio of one warrant share granted for each two (2) Common Shares purchased under this offering for a total of up to Twenty Five to Fifty Million ([25 – 50],000,000) warrant shares issuable, each having an exercise price of [Four and a Half to Nine] Cents ($0.0[45 – 9]) for a maximum total offering of up to [Seventy Five to One Hundred Fifty] Million ([75 – 150],000,000) shares of common stock, assuming all warrants are exercised. The Warrants are exercisable within 12 months from the date of issuance, when they then expire. The Common Shares received upon exercise of the Warrants will be included for qualification in this Offering. The range of Offering price is being provided as the narrowest best guess of the Offering price to be set by the Company at the time of qualification.

This Offering is being conducted on a “best efforts” basis, which means that there is no minimum number of Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this Offering. This Offering will expire on the first to occur of (a) the sale of all the [50 – 100],000,000 shares of Common Stock offered for subscription hereby, (b) September 20, 2023, subject to extension not to extend past one-year from the date the Offering is qualified by the SEC, or (c) when the Company’s board of directors elects to terminate the Offering (as applicable, the “Termination Date”). The Offering period to exercise the Warrants will extend for one year from the date of the last subscription all the other investors’ warrants expiring as the anniversary of their subscription passes.

There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering in accordance with the Use of Proceeds section of this Offering Circular (See section “Use of Proceeds”) and such other uses as more specifically set forth in this offering circular (“Offering Circular”). We expect to commence the sale of the Shares and attached warrants as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”). Purchasers of the Shares will not be entitled to a refund and could lose their entire investment.

Company Overview

MMEX is focused on the development, financing, construction and operation of clean fuels infrastructure projects powered by renewable energy. We have formed two operating sub-divisions of the Company - one sub-division to transition from legacy refining transportation fuels by producing them as ultra clean fuels with carbon capture or as stand-alone renewable or clean fuels projects, and the second sub-division which plans to produce green and/or blue hydrogen with the option of hydrogen conversion to ammonia or methanol. These two sub-divisions will be operating respectively as Clean Energy Global, LLC and Hydrogen Global, LLC. The planned projects are designed to be powered by solar and wind renewable energy.

Our portfolio contains the following pipeline of planned projects:

Clean Energy Global, LLC

Project 1: Pecos Clean Fuels & Transport, LLC -Ultra Clean Fuels Refining-Pecos County, Texas

Project 2: Arroyo Cabral, Cordoba Province Argentina Solar Power Project.

Hydrogen Global, LLC

Project 3: Hydrogen Global- Pecos County, Texas- Green Hydrogen Project

Project 4: Hydrogen Global- Tierra del Fuego Province Argentina-Green Hydrogen Project

Project 5: Hydrogen Global- Tangier Morocco- Green Hydrogen Project

Project 6: Hydrogen Global- Southern Coast of Peru-Green Hydrogen Project

Project 7: Hydrogen Global- Pecos County, Texas-Blue Hydrogen Project

This business plan underscores our decision to form two sub-divisions of the Company that will be operating respectively as Clean Energy Global, LLC and Hydrogen Global, LLC. The planned clean fuels and hydrogen projects are designed to be powered by solar and wind renewable energy. Our business plan of producing potential transitional clean fuels and hydrogen establishes our footprint in the current clean fuels demand and for the future clean fuels demand and most importantly, we can develop these concepts on a global basis.

The Company’s Common Stock is fully reporting under the 1934 Act,  is listed on the Over-The-Counter Bulletin Board (“OTCPNK”) under the symbol “MMEX,” and qualified Pink Current Information Tier. For further information, see “Plan of Distribution - Exchange Listing” of this Offering Circular.

Such Offering price and our valuation was determined by management in order to attract investors in this Offering. The valuation of our currently outstanding shares of Common Stock and the $0.[03 – 06] per share Offering price of the Common Stock has been based upon the trading price and volume of trading of our Common Stock on the OTCPNK exchange and is not based on book value, assets, earnings or any other recognizable standard of value. (See Determination of Offering Price)

In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of MMEX Resources Corporation

To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under Plan of Distribution-State Law Exemptions and Investor Suitability Standards. Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public (1)		Commissions(2)		Proceeds to the Company
Per Share	$0.[03-06	]	$0.0[09-18	]	$0.0[29-.58	]
Maximum Offering	$3,000,000.00		$90,000.00		$2,910,000.00

(1)	This information relates just to the Offering of Shares by subscription and does not account for the issuance and/or exercise of any of the warrants.
(2)

The Company has engaged Southfork Securities to provide advisory services relating to capital markets and strategic initiatives in connection with this Offering, but not for underwriting or placement agent services. This includes the 3% commission.

THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular follows the disclosure format of Part II(a)(1)(ii) of Form 1-A .

The date of this Offering Circular is September 30, 2022

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular other than Dalmore Securities. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “MMEX Resources,” “MMEX,” “we,” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of MMEX Resources Corporation Our Stock is listed as “MMEX” under the OTCMarkets.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward- looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	Our ability to successfully operate our business segments;
•	Our ability to obtain the significant financing requirements for our planned projects;
•	Our ability to manage our research, development, expansion, growth and operating expenses;
•	Our ability to evaluate and measure our business, prospects and performance metrics; and
•	Our ability to respond and adapt to changes in technology and regulatory changes.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of MMEX Resources Corporation, a Nevada corporation.

Company Overview

MMEX Resources Corporation (“MMEX”, “us,” “we,” the “Company”) is focused on the development, financing, construction and operation of clean fuels infrastructure projects powered by renewable energy. We have formed two operating sub-divisions of the Company - one sub-division to transition from legacy refining transportation fuels by producing them as ultra clean fuels with carbon capture or as stand-alone renewable or clean fuels projects, and the second sub-division which plans to produce green and/or blue hydrogen with the option of hydrogen conversion to ammonia or methanol. These two sub-divisions will be operating respectively as Clean Energy Global, LLC and Hydrogen Global, LLC. The planned projects are designed to be powered by solar and wind renewable energy.  Our business plan of producing potential transitional clean fuels and hydrogen establishes our footprint in the current clean fuels demand and for the future clean fuels demand and most importantly, we can develop these concepts on a global basis.

Offering Circular Summary

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the audited consolidated financial statements and the notes thereto. In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of MMEX Resources Corporation, a Nevada corporation.

Issuer:	MMEX Resources Corporation

Shares Offered:

A maximum of [Fifty to One Hundred] Million ([50-100],000,000) shares of our Common Stock by subscription (the “Maximum Offering”), at an offering price of [Three to Six] Cents ($0.[03-06] per share (the “Shares”), with an additional warrant for each 2 common shares purchased exercisable on a cash only basis of $0.[045 - 09] for one warrant, and it must be exercised within 1 year of subscription. If the Maximum Offering is filled and all [25-50] million warrants are exercised, [75 – 150] million shares of Common Stock would be issued at an average price of $.[04 – 08]/share.

Number of shares of Common Stock Outstanding before the Offering:	26,572,143 shares of Common Stock.

Number of shares of Common Stock to be Outstanding after the Offering:	[101 – 176],572,143 shares of Common Stock if the Maximum Offering is sold, which includes the [25 – 50]000,000 shares if the warrants are fully exercised.

Price per Share:	[Three to Six] Cents ($0.0[3 – 6]); warrant shares exercisable at [Four and a Half to Nine] Cents ($0.0[45 – 9]).

Listing:	Our shares of Common Stock are listed on Over the Counter Pink Sheets exchange under the symbol “MMEX.”

There can be no assurance that the Company Common Stock sold in this Offering will be continue to be approved for listing on OTCPNK or other recognized securities exchange. For more information see the section “Risk Factors.”

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Maximum Offering:

A maximum of [Fifty to One Hundred] Million ([50-100],000,000) shares of our Common Stock by subscription (the “Maximum Offering”), at an offering price of [Three to Six] Cents ($0.0[3 – 6]) per share (the “Shares”), with an additional warrant for each 2 common shares purchased exercisable on a cash only basis of $0.0[45 – 9] for one warrant, and it must be exercised within 1 year of subscription. If the Maximum Offering is filled and all [25 – 50],000,000 warrants are exercised, [75 – 150],000,000 shares of Common Stock would be issued for gross proceeds of $5,250,000 for an average price of $0.0[4-8]/share.

Minimum Number of Shares to Be Sold in this Offering:	None.

Use of Proceeds:

If we sell all of the Shares being offered, our net proceeds (after our estimated Offering expenses) will be $5,078,000. We will use these net proceeds for the operation of our business segments, working capital, strategic acquisitions for our business segments, and general corporate purposes, and such other purposes described in the “Use of Proceeds” section of this Offering Circular.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors”.

Corporate Information:	3600 Dickinson, Fort Stockton, TX 79735 https://www.mmexresources.com. (855) 880-0400

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THE OFFERING:

REGULATION A+; CONTINUOUS REPORTING

REQUIREMENTS UNDER REGULATION A

We are offering our Common Stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $75 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to update certain issuer information by electronically filing a Form 1-Z exit report with the Commission on EDGAR not later than 30 calendar days after termination or completion of an offering.

Our ongoing reporting obligations of a Tier 2 issuer will be met because we already file regular reports pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 as an SEC reporting company.

This Offering Circular contains a fair summary of the material terms of documents summarized herein. All concepts, goals, estimates and business intentions are revealed and disclosed as such are known to management as of the date of this Offering Circular. Circumstances may change so as to alter the information presented herein at a later date. This material will be updated by Amendment to this document and by means of press releases and other communications to Shareholders. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

As used in this Offering Circular, all references to “MMEX Resources,” “capital stock,” “Common Stock,” “Shares,” “preferred stock,” “stockholders,” “shareholders” applies only to MMEX Resources Corporation As used in this Offering Circular, the terms “Company,” “we,” “our” or words of like import mean MMEX Resources Corporation, and its direct and indirect subsidiaries. All references in this Offering Circular to “years” and “fiscal years” means the twelve-month period ended April 30.

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OUR BUSINESS

Corporate Information

MMEX was formed as a Nevada corporation in 2005. The current management team led an acquisition of the Company (then named Management Energy, Inc.) through a reverse merger completed in 2010 and changed the Company’s name to MMEX Mining Corporation in 2011 and then to MMEX Resources Corporation in 2016. Our mailing address is 3616 Far West Blvd #117-321, Austin, Texas 78731. Our physical office address is 3600 Dickinson, Fort Stockton, Texas 79735. The Company has adopted a fiscal year end of April 30.

Company Overview

MMEX is focused on the development, financing, construction and operation of clean fuels infrastructure projects powered by renewable energy. We have formed two operating sub-divisions of the Company - one sub-division to transition from legacy refining transportation fuels by producing them as ultra clean fuels with carbon capture or as stand-alone renewable or clean fuels projects, and the second sub-division which plans to produce green and/or blue hydrogen with the option of hydrogen conversion to ammonia or methanol. These two sub-divisions will be operating respectively as Clean Energy Global, LLC and Hydrogen Global, LLC. The planned projects are designed to be powered by solar and wind renewable energy.

Our portfolio contains the following pipeline of planned projects:

Clean Energy Global, LLC

Project 1: Pecos Clean Fuels & Transport, LLC -Ultra Clean Fuels Refining-Pecos County, Texas

We have teamed with Polaris Engineering to develop an ultra-clean transportation fuel, up to 11,600 barrel per day feedrate crude oil refining facility at our Pecos County, Texas site to produce 87° gasoline, ultra-low sulphur diesel and low-sulphur fuel oil, utilizing the Polaris Ultra FuelsTM patented concept, which removes over 95% emissions of a standard refinery. Added to this patented process, the Company plans to incorporate carbon capture with the CO2 marketed to enhanced oil recovery projects in the area. We have signed the term sheet for the CO2 purchase with a super major international oil company and agreed to a proposal with the world’s largest U.S. utility for solar development. The Ultra FuelsTM concept, with capex and technical details completed in the Front-End Load-2 (“FEL-2”) study, features small size facilities to take advantage of proximity to smaller markets and/or locate directly near crude oil production areas near the Company’s owned 126-acre site. Because equipment is fabricated in modular units and shipped to site, this allows for an 18-month project completion time and more rapid implementation than traditional facilities. The smaller size and footprint, as well as lower emissions, also allows for faster permitting which we obtained for this facility from the Texas Commission on Environmental Quality on February 18, 2022.

Project 2: Arroyo Cabral, Cordoba Province Argentina Solar Power Project.

The Company along with its international partners have entered a proposal with EPEC, the local utility in Cordoba Province to build potentially the Arroyo Cabral 48 MWe solar park for local power demand following the Company’s completion of a confidential information memorandum and pre-feasibility study for the project completed in June 2021. The local utility, EPEC, has proposed a Build Own Transfer structure with EPEC contributing 15% of the project costs as an equity contribution. The financing of the project potentially is to be provided by the Company’s international partners and other third parties.

Hydrogen Global, LLC

Project 3: Hydrogen Global- Pecos County, Texas- Green Hydrogen Project

This planned project to utilize the proprietary electrolyzer technology of Siemens Energy, a major international technology provider to the Company, plans to convert water to hydrogen through electrolysis. The facility will utilize solar power, with the Company’s water supply to produce up to 55 tons of hydrogen production per day. The Company and Siemens have completed the Front-End Engineering and Design (“FEED”) study in April 2022, which outlines the capex of the electrolyzer complex on the Company’s 321-acre site. The Company is in discussions with the same renewable power utility for the Ultra Fuels project to become the technology provider for 160 MWe solar power component. In addition, the Company is in discussions with potential product off-takes including (i) international partners to provide turn-key mobility markets to include hydrogen fueling stations and buses utilizing hydrogen fuel cells. The potential market would be the major metropolitan areas in Texas; (ii) with technology providers for an Ammonia or Methanol complex, for conversion of the hydrogen to ammonia or methanol to facilitate transportation of the finished product for marketing in the U.S. domestic or international ammonia or methanol markets.

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Project 4: Hydrogen Global- Tierra del Fuego Province Argentina-Green Hydrogen Project

On April 28, 2022, the Province of Tierra del Fuego and the Company announced the potential joint development of a green hydrogen project in the Río Grande, Tierra del Fuego area powered by wind energy. The Company has signed an amendment with Siemens Energy to adapt the Green H2 electroylzer FEED Study completed for Pecos County to this Project. In addition, the Company has a preliminary understanding with Siemens Gamesa as the technology provider for the wind energy. The Company estimates the land requirement of up to 10,000 hectares for the wind farm and the Green H2 facilities. The Company is in discussions with the same technology provider for the Ammonia complex as for Pecos County. The potential market for the Ammonia is Europe or Asia and the project location is ideal for ocean borne shipping east or west.

Project 5: Hydrogen Global- Tangier Morocco- Green Hydrogen Project

The Company has identified sea-based land assets in Tangier Morocco and is in negotiations for the supply of 160MWe of certified renewable power with local utility. The Company has international partners with local presence in Morocco. Tangier has developed what is now the largest trading hub in Africa with ten major ports (https://www.marineinsight.com/know-more/10-major-ports-in-morocco/) including multi-modal deep seaports, multiple free-zones areas with substantial tax and trade incentives and it is located 15km from Europe ports (Spain and Gibraltar). Tangier and the neighboring coastal area benefit from some of the best wind conditions in the world, which can also be associated with solar power generation. The Kingdom of Morocco is strongly pushing the use of renewable energy and has recently issued a Green Hydrogen regulatory framework. The principal off-take markets are the shipping and terminal companies present in the Tangier Port Med including APM Terminals (https://www.apmterminals.com/en/medport-tangier/about/our-terminal), and CGM-CMA (https://www.cma-cgm.com).

Project 6: Hydrogen Global- Southern Coast of Peru-Green Hydrogen Project

The Company has entered advanced discussions with Peru’s principal electric power distribution company to develop potentially a Green Hydrogen project to produce up to 55 tons per day of hydrogen, requiring 160 MWe of constant and certified renewable power load. The Company plans to use its Siemens Energy Electrolyzer FEED template and adapt it for Peru. The Peru distribution company will also provide the land area as part of the transaction – approximately 5 hectares, by the sea to facilitate exports of green Hydrogen/Ammonia/Methanol to Asia and the U.S. West Coast. Peru’s mining industry with its use of heavy extraction and transportation equipment has significant market potential for the Company's hydrogen production.

Project 7: Hydrogen Global- Pecos County, Texas-Blue Hydrogen Project

The Company is in planning discussions with a super major oil company (the “Super Major”) to develop jointly a Blue Hydrogen project at the Company’s Pecos County, Texas site. The Project plans to utilize potentially a portion of the Super Major’s 2 billion cubic feet per day natural gas production and transportation from the area to produce hydrogen utilizing an autothermal reformer (“ATR”) technology along with carbon capture. In turn, the hydrogen will be used in Siemens Energy turbines and generator sets to produce 365 MWe of electric power which are projected to utilize initially a 75% hydrogen-25% natural gas feed and moving to a 100% hydrogen feed, with the electric power to be marketed by the power commodity trading desk of the Super Major. Solar and wind power will be utilized in the ATR and under discussions with the renewable utility developing the Company’s other solar projects in the area.

Completion of these projects is dependent upon our obtaining the necessary capital for planning, construction and start-up costs. There is no assurance that such financing can be obtained on favorable terms.

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Energy Transition

We believe that the world’s energy consumers will need and demand legacy petroleum derived fuels such as ultra-low sulfur diesel and gasoline for an interim period that may last for the next 15 years as the electric transportation sectors and hydrogen markets evolve. Our mission is to help meet this demand by producing these transitional fuels in the most environmentally compatible way with rapidly permitted, greenfield modular smaller footprint refineries that reduce emission by over 95% and which employ carbon capture and to be powered by renewable energy.1 That has led the Company to join with Polaris Energy to employ its Ultra FuelsTM Refinery patented process. To this the patented configuration, the Company has added carbon capture and for the entire project to be powered with solar energy.

A September 6, 2022 research report by Morgan Stanley highlights the importance of the transition:

“How to best position for a lower-carbon world has been a key Energy industry debate over the past several years. While the recent Russia/Ukraine conflict has magnified the importance of energy security, the choice between decarbonization and having a stable energy system is not mutually exclusive. Instead, we see the need for continued investment in both traditional and more sustainable energy solutions. In that vein, the recently passed Inflation Reduction Act (IRA) provides an opportunity to profitably advance lower carbon growth, especially in carbon capture and hydrogen.”2

This business plan underscores our decision to form two sub-divisions of the Company that will be operating respectively as Clean Energy Global, LLC and Hydrogen Global, LLC. The planned clean fuels and hydrogen projects are designed to be powered by solar and wind renewable energy. Our business plan of producing potential transitional clean fuels and hydrogen establishes our footprint in the current clean fuels demand and for the future clean fuels demand and most importantly, we can develop these concepts on a global basis.

Evolution of The New Hydrogen Economy

Last year in our 10K Item 1 Business, we outlined “The New Hydrogen Economy” and why we think the Company should make hydrogen the cornerstone of our future. Since passage of one year, the global hydrogen outlook has increased and evolved, and so has that of the Company. As noted, we are increasing our hydrogen footprint on a global scale with projects being developed in Texas, Argentina, Peru and Morocco.

Why hydrogen?

“After years of dabbling, major oil companies are finally planning the kind of large-scale investments that would make green hydrogen a serious business” reports Bloomberg.3 “They’re chasing a very particular vision of a low-carbon future — multibillion dollar developments that generate vast concentrations of renewable electricity and convert it into chemicals or clean fuels that can be shipped around the world to power trucks, ships or even airplanes.”4

“Hydrogen is a versatile and clean-burning fuel many believe could be the key to addressing some of the obstacles the global economy is facing in its race to decarbonize. Green hydrogen is an emission-free fuel produced using renewable energy that powers an electrolyzer to turn water into hydrogen and oxygen. Meanwhile, blue hydrogen is made from natural gas and can be emissions-free with carbon capture technology. Many believe that hydrogen could replace natural gas as a fuel for power plants and other industrial processes. The energy industry could utilize a significant portion of its existing infrastructure to transport and store hydrogen, which would flow into existing power plants to produce emissions-free electricity. Given the fuel's versatility, ability to utilize existing infrastructure, and carbon emissions profile, analysts see a bright future for hydrogen. For example, investment bank Goldman Sachs believes that hydrogen could be a $1 trillion a year market by 2050.” 5

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1 We note the following comment regarding new legacy large scale refinery capacity: “Oil companies will almost certainly never build another new refinery in the U.S., said Robert Yawger, an analyst at Mizuho. The last new U.S. refinery was built in the 1970s, and the industry now considers them too expensive, and burdensome to invest in due to strict environmental rules. Some are expanding capacity at existing facilities, but that process can’t easily be sped up, Mr. Yawger said.” Andrew Restuccia and Collin Eaton, “Biden Pushes Fuel Makers to Boost Capacity, Criticizes Profits”, https://www.wsj.com/articles/biden-pushes-oil-companies-to-boost-capacity-criticizes-profits-11655297130?st=m4x22q74oti1m5f&reflink=article_email_share,  Wall Steet Journal, June 15, 2022.

2 “Oil and Gas: IRA Impacts-Supporting a “Profitable Transition” Morgan Stanley Research September 6, 2022.

3 Will Mathis, Laura Hurst and Francois De Beaupuy, “Big Oil Bets that Green Hydrogen is the Future of Energy”, https://www.bloomberg.com/news/articles/2022-06-19/big-oil-bets-that-green-hydrogen-is-the-future-of-energy, June 19,2022.

4 Bloomberg, “Big Oil”.

5 Matthew DeLallo,https://www.msn.com/en-us/money/companies/chevron-is-betting-dollar25-billon-on-hydrogen-will-it-pay-off-for-investors/ar-AAYCYvg?li=BBnb7Kz, The Motley Fool,  June 17, 2022.

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Major green hydrogen investments have been announced by three international super major petroleum companies and a major utility in the past month.  On June 14, 2022, British Petroleum announced a $30 billion green hydrogen project in Australia6. Also on June 14, 2022, Total Energies announced an investment in India’s Adani to produce 1 million tons of green hydrogen by 2030. The first project to produce green hydrogen and related products will cost around $5 billion. Longer term, the project sponsors plan to invest more than $50 billion over the next 10 years in green hydrogen and its ecosystem7 Chevron announced its $2.5 billion investment in hydrogen on June 16, 2022.8

As noted by British Petroleum, the hub is one of a handful of hydrogen megaprojects attracting increasingly bigger investment, including from companies traditionally focused on fossil fuels. Hydrogen is emerging as a potential way to cut carbon emissions from industries such as trucking, shipping, steelmaking and fertilizer manufacturing that contribute to climate change but are hard to reduce9.

The Russian invasion of Ukraine is a catalyst for review of energy policy around the globe. Recent high natural-gas prices, exacerbated by Russia’s war in Ukraine, and Europe’s subsequent efforts to wean itself off Russian fossil fuels have accelerated government support for green hydrogen across the globe. Analysts and investors say the fuel is needed to supplement and ultimately supplant natural gas, including the liquefied form called LNG that countries in Europe and elsewhere are rushing to import. 10

Major power generation companies are joining the hydrogen evolution. On June 15, 2022, NextEra Energy, technology provider for MMEX West Texas projects, announced its RealZero goal to eliminate carbon emissions from number of its operations including its power generation facilities. 11 The Press Release stated: “NextEra Energy has created the Zero Carbon Blueprint™, a comprehensive plan to significantly increase renewable energy deployment and lead the $4 trillion market opportunity to decarbonize the U.S. economy. Plan would generate only carbon-emissions-free energy from a diverse mix of wind, solar, battery storage, nuclear, green hydrogen and other renewable sources. Real Zero is the most ambitious carbon emissions reduction goal ever set by an energy producer, and the sector's only one to not require carbon offsets for success.  Natural gas would be displaced by green hydrogen in some of its existing generating units: FPL would convert 16,000 MW of existing natural gas units to run on green hydrogen. The conversion of these modern, efficient units to green hydrogen is expected to be a cost-effective solution for customers and their operation would serve as an important and diverse generation source. Importantly, reaching FPL's Real Zero goal would not result in any stranded generation assets.”

RBN Energy analysis of the NextEra announcement stated “NextEra announced yesterday its Real Zero strategy, which envisions the company reaching full decarbonization by 2045. While the vision is multi-faceted, the plans for NextEra’s Florida Power and Light (FPL) subsidiary caught our attention. As part of Real Zero, FPL’s 16,000 megawatts (MW) of natural gas-powered electric generating capacity would be converted to run on 100% green hydrogen by 2045. How much hydrogen would that require, you may ask? The answer is, well, a lot. At 100% utilization and an assumed heat rate of 7.2 megawatt-hours per million British Thermal Units (MMBtus), we estimate the FPL gas plants can consume a peak rate of about 2,500,000 MMBtus per day, roughly 2.5 billion cubic feet per day of natural gas. If all that natural gas were replaced by hydrogen, and assuming an equivalent heat rate for the power plants when burning H2, the hydrogen requirement of 2,500,000 MMBtus per day would require about 50,000 MW of electrolysis capacity to produce it. That is an enormous amount of electrolysis, the scale of which dwarfs anything we have heard of in the U.S., or the world, for that matter.”12

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6 Jenny Strasburg, “BP Bets Big on Giant ‘Green Hydrogen’ Project in Australia, https://www.wsj.com/articles/bp-bets-big-on-giant-green-hydrogen-project-in-australia-11655240401?mod=djem_EnergyJournal

7 TotalEnergies Press Release, “TotalEnergies and Adani Join Forces to Create a World-Class Green Hydrogen Company, June 14, 2022, https://totalenergies.com/media/news/press-releases/india-totalenergies-and-adani-join-forces-create-world-class-green (accessed on September 13, 2022)

8 Will Mathis, “Chevron Eyes $2.5 Billion Investments in Low-Carbon Hydrogen”, Bloomberg, June 16, 2022

9 TotalEnergies Press Release, “TotalEnergies and Adani Join Forces”.

10 Strasburg, Wall Street Journal

11 NextEra Energy Press Release, June 14, 2022, https://newsroom.nexteraenergy.com/2022-06-14-NextEra-Energy-sets-industry-leading-Real-Zero-TM-goal-to-eliminate-carbon-emissions-from-its-operations,-leverage-low-cost-renewables-to-drive-energy-affordability-for-customers.

12 Jason Ferguson, RBN Hydrogen Billboard Report, June 15, 2022, https://rbnenergy.com/hydrogen-billboard/report/2022-06-15.

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The forecasts for the hydrogen economy are robust. In a recent report, an international assurance and risk management company DNV forecasts the use of hydrogen in the energy transition through to 2050. The report states:

•

“Renewable and low-carbon hydrogen is crucial for meeting the Paris Agreement goals to decarbonize hard-to-abate sectors. To meet the targets, hydrogen would need to meet around 15% of world energy demand by mid-century.

•

We forecast that global hydrogen uptake is very low and late relative to Paris Agreement requirements — reaching 0.5% of global final energy mix in 2030 and 5% in 2050, although the share of hydrogen in the energy mix of some world regions will be double these percentages.

•

Global spend on producing hydrogen for energy purposes from now until 2050 will be USD 6.8trn, with an additional USD 180bn spent on hydrogen pipelines and USD 530bn on building and operating ammonia terminals.

•

Hydrogen will be transported by pipelines up to medium distances within and between countries, but almost never between continents. Ammonia is safer and more convenient to transport, e.g. by ship, and 59% of energy-related ammonia will be traded between regions by 2050.

•

Direct use of hydrogen will be dominated by the manufacturing sector, where it replaces coal and gas in high-temperature processes. These industries, such as iron and steel, are also where the uptake starts first, in the late 2020s.

•

Hydrogen derivatives like ammonia, methanol and e-kerosene will play a key role in decarbonizing the heavy transport sector (aviation, maritime, and parts of trucking), but uptake only scales in the late 2030s.[13]

The Company’s Hydrogen Initiatives-A Significant Global Footprint

The Company has initiated development of hydrogen projects in three of the top ten countries with hydrogen projects- U.S., Morocco and Argentina.

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Management Expertise in Oil, Gas, Refining and Electric Power Project Development and Project Finance Development

MMEX management has over 30 years of experience in natural resource project development and project financing in North and South America and the U.K. In addition, MMEX directors and principal stockholders with oil, gas, refining and electric power experience will bring this expertise into the Company.

MMEX principals formed Maple Resources Corporation (“Maple Resources”) in 1986 to engage in the evaluation, acquisition and development of oil & gas, refining, power generation, natural gas transmission and processing energy projects in the western United States and Latin America. Maple Resources and its principals have engaged in a number of oil and gas acquisitions and dispositions and ultimately acquired assets that included 10 gas processing plants and approximately 770 miles of natural gas gathering lines and transmission infrastructure. In 1992, Maple Resources sold substantially all of its existing US-based assets and began to pursue energy projects in Latin America, particularly in Peru through its affiliate The Maple Gas Corporation del Peru Ltd (“Maple Peru”). In 1993, Maple Peru began developing the Aguaytía Project, an integrated natural gas and electric power generation and transmission project. This US$273 million project involved the first commercial development of a natural gas field in Peru, as well as the construction and operation of approximately 175 miles of hydrocarbon pipelines, a gas processing plant, a fractionation facility, a 153 MW power plant and the related 392 km of electricity transmission lines. The Aguaytía Project began commercial operation in 1998. Maple Peru also acquired a 4,000-bpd refinery in Pucallpa along with 3 producing oil fields.

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13 DNV, “Hydrogen Forecast to 2050, Energy Transition Outlook 2022, June 14, 2022.

14 Strasburg, Wall Street Journal

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Jack Hanks, our President and CEO, is no longer engaged in the active business operations of Maple Peru and is able to devote substantially all of his business time to his duties on behalf of the Company. Further, we do not anticipate that Maple Resources will present any conflicts of interest for the MMEX principals in carrying out their responsibilities on behalf of the Company.

Proposed Organizational Structure

The Company expects to operate its planned projects through subsidiaries.  The construction of the planned projects will require substantial equity and debt financing, far beyond the expected resources of the Company, and we anticipate that the subsidiaries will obtain equity and debt financing to finance the cost of construction. To the extent these subsidiaries raise money through the issuance of equity securities, our ownership in the subsidiaries will be diluted and our economic ownership of such entities may be a minority interest. As such, we will be entitled to only a portion of any future distributions made by these subsidiaries. In addition, while intend to retain managerial control of the subsidiaries, it is likely that equity investors will require representation on the board of managers in connection with their equity investments.

We anticipate these subsidiaries will be able to finance a majority of the total costs of the planned projects through debt financing, and the remaining portion of the total costs would be financed through equity investments. We intend to pursue the required debt financing from banks or other large institutional investors. Traditionally, such debt financing is in the form of project financing, which among other terms will require the project subsidiary to restrict its activities to the operation of the project financed by the lender, to pledge all assets of the project to the lender and to be subject to restrictive financial covenants. Such lenders further typically require engineering, marketing and feasibility studies as a condition precedent to the financing.  The Company will have to fund the cost of these reports and studies.

Regulation

Although we do not believe our planned blue hydrogen and green hydrogen projects will have any significant environmental or ecological impact, we will be subject to numerous environmental laws and regulations relating to the release of hazardous substances or solid wastes into the soil, groundwater, and surface water, and measures to control pollution of the environment. These laws generally regulate the generation, storage, treatment, transportation, and disposal of solid and hazardous waste. They also require corrective action, including investigation and remediation, at a facility where such waste may have been released or disposed. There are risks of accidental releases into the environment associated with our operations, such as releases of crude oil or hazardous substances from our pipelines or storage facilities. To the extent an event is not covered by our insurance policies, accidental releases could subject us to substantial liabilities arising from environmental cleanup and restoration costs, claims made by neighboring landowners and other third parties for personal injury and property damage, and fines or penalties for any related violations of environmental laws or regulations.

We expect to file with the Texas Commission on Environmental Quality (“TCEQ”) for construction and operation permits.  We expect to employ carbon capture with the clean fuels and blue hydrogen facilities.  We are studying the options for sequestration for the CO2 in the various saline formations under our sites, which will require permits from the EPA or the Texas Railroad Commission (which, we understand, is in the process of seeking primacy for sequestration permitting).

Our planned operations may also be subject to the Department of Homeland Security’s Chemical Facility Anti-Terrorism Standards, which are designed to regulate the security of high-risk chemical facilities, and to the Transportation Security Administration’s Pipeline Security Guidelines and Transportation Worker Identification Credential program. If applicable, we will have to have an internal program of inspection designed to monitor and enforce compliance with all of these requirements, and we will need to develop a Facility Security Plan as required under the relevant law. We will also have to have in place procedures to monitor compliance with all applicable laws and regulations regarding the security of all our facilities.

Our planned operations will also be subject to the requirements of the Occupational Safety and Health Act (“OSHA”) and comparable state statutes that regulate the protection of the health and safety of workers. In addition, the OSHA hazard communication standard requires that information be maintained about hazardous materials used or produced in operations and that this information be provided to employees, state and local government authorities and citizens. We may also become subject to OSHA Process Safety Management regulations, which are designed to prevent or minimize the consequences of catastrophic releases of toxic, reactive, flammable or explosive chemicals. We will take measures to ensure that our operations are in substantial compliance with OSHA requirements, including general industry standards, record keeping requirements, and monitoring of occupational exposure to regulated substances.

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Description of Property

We own three land properties in Pecos County, Texas (i) a 126-acre parcel (ii)  a 323.84-acre parcel and (iii) a 631.7-acre parcel that are the sites for our planned clean fuels and hydrogen projects. We believe this site offers the following logistical advantages for the development of these projects:

•

Rail. The site provides access to all Class 1 carriers from direct location on the TXPF rail line, ability to go east or Rail west, and therefore potentially sell production to California and Western markets, the US Gulf Coast or Mexico.

•

Highway System. The sites connect by improved easements to a 15-mile hard top road to the transcontinental Interstate 10. This will provide the planned projects with the flexibility to receive crude and send refined products by trucks for products.

•	Mexico. The site is 170 miles from Presidio Bridge, which has been recently rebuilt and allows for improved flow of goods by rail to western Mexico and to the ports of Mazatlán Mexico and Topolobampo.
•	Pipeline. The site in the middle of crude oil and gas pipelines and adjacent gathering systems that could be connected to the planned projects.

Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks as more fully described in the section titled “Risk Factors.” These risks include, but are not limited to the following:

•

Our limited operating history by which potential investors may measure our chances of achieving success in under our business model. In addition, our executive officers have a lack of experience in managing companies similar to the Company.

•	Our ability to pay significant indebtedness. We have a plan and correspondence with the funders to take out some of the short-term debt out of the raise.

•	Our ability to effectively operate our business segments and respond to the highly competitive and rapidly evolving marketplace and regulatory environment in which we intend to operate.

•	Our ability to manage our expansion, growth and operating expenses.

•	Our management team’s lack of prior managerial experience managing a diverse portfolio of businesses.

•

No active market for our common stock exists or may develop, and you may not be able to resell your common stock at or above the initial public offering price. We are publicly traded under MMEX with a limited market liquidity that would enlarge with our offering, and price dependent on our successes.

•	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

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RISK FACTORS

An investment in the Shares involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our Shares. The statements contained in or incorporated into this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

The risks included in this prospectus are not the only risks we face. We may experience additional risks and uncertainties not currently known to us, or as a result of developments occurring in the future. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operations.

Risks Related to our Business Plan

An investment in the Company is speculative.

Our business plans are highly speculative and no assurance can be given that we will operate profitably. Our lack of operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance. Furthermore, the Company has pursued its proposed hydrogen production business plan only for a short time, and thus our business carries both known and unknown risks. No assurance can be given that you will realize your investment objectives or realize a substantial return (if any) on your investment or that you will not lose your entire investment. An investment in our common stock involves a high degree of risk.

The Company is a development stage company with a history of operating losses and expects to continue to realize losses in the near future.

The Company is a development stage company. We have incurred continuous losses from operations, had an accumulated deficit at July 31, 2022 of more than $71 million and have reported negative cash flows from operations for more than the past five years.  We expect to continue to incur net losses until such time as we have completed a project that generates sufficient revenues to fund continuing operations. The size of these losses will depend, in large part, on whether the Company is able to construct facilities, and commence operations and thereafter able to operate its facilities in a profitable manner.  At this early stage of our operation, we also expect to face the risks, uncertainties, expenses, and difficulties frequently encountered by companies at the start-up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition.

We need to continue as a going concern if our business is to succeed.

Because of our recurring losses and negative cash flows from operations, the audit report of our independent registered public accountants on our consolidated financial statements for the year ended April 30, 2022 contains an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern. Factors identified in the report include our historical net losses and our net capital deficiency, which raises substantial doubt about our ability to continue as a going concern. If we are not able successfully to implement our business plan and attain profitability in the near future our financial condition could deteriorate further, which would have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment. Further, we may be unable to pay our debt obligations as they become due. If we are unable to continue as a going concern, we might have to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our consolidated financial statements. In addition, the inclusion of an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern and our lack of cash resources may materially adversely affect our share price and our ability to raise new capital or to enter into critical contractual relations with third parties.

The completion of our proposed business plan is subject to great uncertainty.

The pursuit of our business plan will require substantial financial resources.  We do not currently generate any revenue and do not have the cash resources to implement our business plan.  If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to curtail or cease our planned operations. If this happens, you could lose all or part of your investment.

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Our ability to obtain necessary funding for these purposes depends upon a number of factors, including the status of the national and worldwide economy and the health of the energy sector. There is no assurance that any such financing sources will be available or sufficient to meet our requirements. There is no assurance that we will be able to continue to raise equity capital or to secure additional debt financing. We may not be successful in obtaining the required financing or, if we can obtain such financing, such financing may not be on terms that are favorable to us. Our inability to access sufficient capital for our operations could have a material adverse effect on our financial condition, results of operations, or prospects.

We may not be able to obtain or renew all required permits and licenses to place any of our properties into production.

Our proposed projects will require permits from governmental authorities and such operations will be governed by laws and regulations governing oil and gas development, construction and production as well as exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, employee safety, and other matters.  We may experience increased costs, as well as delays in construction or operation as a result of the need to comply with applicable laws, regulations, and permits. We cannot predict if all permits that we may require will be obtainable or renewable on reasonable terms, if at all. Costs related to applying for and obtaining permits and licenses may be prohibitive.  Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

Future indebtedness may limit our ability to obtain additional financing, and we also may face difficulties complying with the terms of any credit agreements.

We anticipate we will use significant amounts of debt, if available, to fund project construction and its operations once construction is finished. Our level of future indebtedness will have a direct impact on our business. Among other things, it may:

•	limit our ability to use our cash flows, or obtain additional financing, for future working capital, capital expenditures, acquisitions or other general corporate purposes;

•	restrict our ability to pay dividends;

•	require a substantial portion of our cash flows from operations to make debt service payments;

•	limit our flexibility to plan for, or react to, changes in our business and industry conditions;

•	place us at a competitive disadvantage compared to our less leveraged competitors; and

•	increase our vulnerability to the impact of adverse economic and industry conditions.

We cannot assure you that we will generate sufficient cash flows or that we will be able to borrow funds under certain credit agreements in amounts sufficient to enable us to service our debt or meet our expected working capital and capital expenditure requirements.  If we are unable to raise sufficient cash through equity issuances, or, if after our planned projects are in operation our cash flows were to be adversely impacted, we may be unable to obtain the debt financing we expect to require for our expected working capital needs. To the extent that we are unable to generate sufficient cash flows from issuances of equity or operations, or if we are unable to obtain additional debt financing, we might be required to sell assets or reduce necessary capital expenditures. We cannot assure you that we would be able to refinance our debt, sell assets or obtain additional financing on terms acceptable to us, if at all.

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Covenants and events of default in our future debt instruments could limit our ability to undertake certain types of transactions and adversely affect our liquidity.

We expect that any debt financing agreements that we may enter will contain covenants and events of default that may limit our financial flexibility and ability to undertake certain types of transactions. Typically, these covenants would restrict our business activities, including restrictions on:

•	creating liens;

•	engaging in mergers, consolidations and sales of assets;

•	incurring additional indebtedness;

•	providing guarantees;

•	engaging in different businesses;

•	making investments;

•	making certain dividend, debt and other restricted payments;

•	engaging in certain transactions with affiliates; and

•	entering into certain contractual obligations.

Our ability to comply with these expected covenants may depend on factors outside our control. We cannot assure you that we will be able to satisfy these covenants. If we fail to satisfy the covenants established in these facilities or an event of default occurs under the applicable debt agreement, the maturity of the debt instruments could be accelerated or we could be prohibited from future borrowing. If our obligations under the debt instruments are accelerated and we do not have sufficient cash on hand to pay all amounts due, we could be required to sell assets, to refinance all or a portion of our indebtedness or to obtain additional financing through equity or debt financings. Refinancing may not be possible and additional financing may not be available on commercially acceptable terms, or at all. If we cannot obtain such financing, we would need to curtail our planned operations.

Our business, financial condition, results of operations and cash flows may be materially adversely affected by an economic downturn.

The energy sector is highly cyclical and have historically experienced severe downturns.  A sustained deterioration or economic downturn would materially harm our business and operating results. A cyclical downturn can occur suddenly and result in extremely different financial performance sequentially from quarter to quarter or on an annual comparative basis due to an inability to rapidly adjust costs.

In addition, the domestic economy, economic slowdowns and the scarcity of credit can lead to lack of consumer confidence, increased market volatility and widespread reduction of business activity generally in the United States and abroad. An economic downturn may adversely affect the liquidity, businesses and/or financial conditions of our future customers that may result in decreased demand for our products. Disruptions in the financial markets could also lead to a reduction in available trade credit due to counterparties’ liquidity concerns. If we are unable to obtain borrowings or letters of credit under our future credit agreements, our business, financial condition, results of operations and cash flows could be materially adversely affected.

We may incur significant costs to comply with environmental, health and safety laws and regulations.

Our planned operations are subject to extensive federal, state and local environmental, health and safety regulations governing, among other things, the generation, storage, handling, use and transportation of petroleum and hazardous substances, the emission and discharge of materials into the environment, waste management, characteristics and composition of gasoline, diesel and other fuels and the monitoring, reporting and control of greenhouse gas emissions. If we fail to comply with these regulations, we may be subject to administrative, civil and criminal proceedings by governmental authorities, as well as civil proceedings by environmental groups and other entities and individuals. A failure to comply, and any related proceedings, including lawsuits, could result in significant costs and liabilities, penalties, judgments against us or governmental or court orders that could alter, limit or stop our planned operations. In addition, new environmental laws and regulations, including new regulations relating to alternative energy sources and increased vehicle fuel economy, new state regulations relating to fuel quality, and the risk of global climate change regulation, as well as new interpretations of existing laws and regulations, increased governmental enforcement, or other developments could require us to make additional unforeseen expenditures. Many of these laws and regulations are becoming increasingly stringent, and the cost of compliance with these requirements can be expected to increase over time. We are not able to predict the impact of new or changed laws or regulations or changes in the ways that such laws or regulations are administered, interpreted, or enforced. The requirements to be met, as well as the technology and length of time available to meet those requirements, continue to develop and change. To the extent that the costs associated with meeting any or all of these requirements are substantial and not adequately provided for, there could be a material adverse effect on our business, financial condition, results of operations and cash flows.

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The market for hydrogen is nascent and the market may not develop as quickly as the Company projects

While we plan to implement hydrogen off-take agreements with financially viable purchasers, the hydrogen market today is relatively limited as to purchasers and widespread penetration of the market as a transportation fuel is not developed. In the event any such hydrogen off-take agreements are terminated before their terms; other alternative markets may not be available readily at comparable prices which could impact the Company’s potential results of operations.

Carbon capture technology and sequestration is not currently deployed on a wide-spread basis, and regulations are not developed.

Carbon capture and sequestration of the CO2 is an emerging technology. While the technology to capture CO2 from refining is available, it is not in wide-spread use.  Sequestering the CO2 after it is captured in underground formations is a new technology and the regulations and legal framework is evolving.  Today the technical, legal and regulatory framework for injecting CO2 may change dramatically over time and may adversely impact our business model.

The loss of Mr. Hanks could adversely affect our business.

Since Mr. Hanks is our principal executive officer devoting substantially all of his business time to the activities of the Company, if he were to die, become disabled, or leave our company, we would be forced to retain individuals to replace him. There is no assurance that we can find suitable persons to replace him if that becomes necessary. We have no key man life insurance at this time.

Risks Related to our Common Stock and the Offering

Two of our stockholders collectively have the ability to determine any matter to be decided by the stockholders, which may prevent or delay a change in control of our company.

Jack W. Hanks, our CEO, and Bruce N. Lemons, one of the two members of our Board of Directors, beneficially owned approximately 7,740,017 shares of our common stock as of September 1, 2022, which constituted approximately 24% of our common stock outstanding as of such date.  In addition, Mr. Hanks beneficially owns all of our outstanding Series A preferred stock, which represents the right to vote 50.1% of the votes presented for the vote of stockholders.  Through such beneficial ownership, Messrs. Hanks and Lemons control approximately 54% of the voting power of the common stock on a combined basis as of September 1, 2022. As a result, they can determine the outcome of any corporate matter submitted to our stockholders for approval, including the election of directors and any transaction that might cause a change in control, such as a merger or acquisition.

Additional stock offerings in the future may dilute then existing stockholders’ percentage ownership of our company.

Given our plans and expectations that we will need additional capital, we anticipate that we will need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then existing stockholders.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, our stockholders will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all.

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Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting the Company’s competitors or the Company itself. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Because our common stock is subject to the penny stock rules, it may be more difficult to sell our common stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  If the price of our common stock remains less than $5.00 and our common stock is not listed on a national securities exchange such as OTCQB, our stock may be deemed a penny stock. The penny stock rules require a broker-dealer, at least two business days prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver to the customer a standardized risk disclosure document containing specified information and to obtain from the customer a signed and date acknowledgment of receipt of that document. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline and you may lose all or part of your investment.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

RISKS RELATED TO OUR COMPANY

We have a limited operating history in our business, so there is limited track record on which to judge our business prospects and management.

We have limited operating history in the production of ultra clean fuels and hydrogen for the energy sector upon which to base an evaluation of our business and prospects, but are attempting to alleviate that with proper contractors. You must consider the risks and difficulties we face as a small operating company with limited operating history.

If we do not successfully address these risks, our business, prospects, operating results and financial condition will be materially and adversely harmed. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that the Company will achieve or sustain profitability. The Company’s prospects must be considered in light of the risks encountered by small operating companies with limited operating history, particularly companies in new and rapidly evolving markets. Operating results will depend upon many factors, including our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines or obtain financing from other sources, such as the contemplated Regulation A offering, our ability to produce and distribute alternative fuels for energy consumption, control costs, and general economic conditions. We cannot assure you that the Company will successfully address any of these risks.

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The Company’s success is reliant on one executive who is predominantly responsible for operations and identifying strategic business opportunities.

The Company’s success depends substantially upon one key employee. If he becomes unable or unwilling to perform his functions for the Company, its chances for success could be greatly diminished and the Company may not be able to survive. The Company does not maintain key-person insurance for this executive and does not have a contingent plan for his death or incapacity at this time. From time to time, there may be changes in the Company’s executive management team resulting from the hiring or departure of executives. Such changes in the Company’s executive management team may be disruptive to its business. There can be no assurances the Company will be able to find or hire competent executives so it will not be as dependent on one employee. The Company does not maintain a chief financial officer or in house bookkeeper and so is totally reliant on third parties for the maintenance of its books, preparation of consolidated financial statements, and financial analysis of strategic partners and acquisitions. The Company has made provisions for the Board to find a suitable replacement from a field of candidates in the absence of the current President.

The Adverse Effects to the Global Economy and the Company’s Operations of the Ongoing Coronavirus Pandemic May Continue for an Unknown Duration and be Difficult to Predict

The COVID-19 pandemic has led to severe disruptions and volatility in the global supply chain, market and economies, and those disruptions will likely continue for some time and could intensify at any time in the event a novel variant causes a surge in cases requiring renewed lockdowns or other restrictions. There can be no assurance that the lifting of measures that have been implemented to limit the spread of the virus will mitigate or reverse the effects such measures have had on the economy generally or on the Company.

There can be no assurance that any measures undertaken by the federal government, or by state or local governments, will be effective to mitigate the negative near-term and potentially longer-term impact of the COVID-19 pandemic on employment, construction and the global economy more generally, including but not limited to the continued effects on supply chains and inflation on goods and services.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. In the spring of 2020, large segments of the U.S. and global economies were impacted by COVID-19, a significant portion of the U.S. population are subject to “stay at home” or similar requirements. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers (both issuers using our services and investors investing on our platform) and our sales cycles, impact on our customer, employee or industry events, and effect on our vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. To date, the COVID-19 outbreak, has significantly impacted global markets, U.S. employment numbers, as well as the business prospects of many small business (our potential clients). To the extent COVID-19 continues to wreak havoc on the markets and limits investment capital or personally impacts any of our key employees, it may have significant impact on our results and operations.  Similarly, other pandemics may cause new disruptions to the global or local economies; the Company may not be able to successfully implement sufficient to successfully manage the new post-pandemic economy.

We will need but may be unable to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we hope to rely more predominantly on revenues generated from operations to fund all of the cash requirements of our activities. However, there can be no assurance that we will be able to generate significant cash from our operating activities in the future to funds our continuing operations. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Common Stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding. However, there can be no assurance that the Company will be able to generate any investor interest in its securities.

We have a history of losses, and we expect significant increases in our costs and expenses to result in continuing losses for at least the foreseeable future.

For the fiscal year ended April 30, 2022, we generated a loss of $228,730 and a loss of $863,660 for the three months ended July 31, 2022, bringing the accumulated deficit to $71,611,485 at July 31, 2022. Increases in costs and expenses may result in a continuation of losses for the foreseeable future. There can be no assurance that we will be commercially successful.

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To service our debt, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on our debt, and to refinance our debt and fund planned capital expenditures will depend on our ability to generate cash in the future. This ability, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We may need to pay off significant short-term debt under such raise, which would limit proceeds available for operations and growth.

We do not believe that our cash flow from operating activities and our existing capital resources, including the liquidity provided by our credit agreements and lease financing arrangements, will be sufficient to fund our operations and commitments for the next twelve months. We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to pay our debt or to fund our other liquidity needs. We may need to refinance some or all of our debt on or before maturity, sell assets, reduce or delay capital expenditures or seek additional equity financing. We cannot assure you that efforts to refinance any of our debt will be successful.

Regulatory issues. We are subject to a wide variety of regulatory activities, including:

Governmental regulations, claims and legal proceedings. Governmental regulations affect almost every aspect of our business, including the fair treatment of our employees, wage and hour issues, and our financing activities with customers. We could also be susceptible to claims or related actions if we fail to operate our business in accordance with applicable laws.

Inadequacy of capital.

The expected gross offering proceeds of a maximum of $5,250,000 may never be realized. While we believe that such proceeds will capitalize and sustain us to allow for the continued execution and operation of our business segments, if only a fraction of this Offering is sold, or if certain business segments financially underperform expectations, we may have inadequate funds to fully develop our business. There is no guarantee that we will raise all the funds needed to adequately fund the operations of our business segments.

We may not be able to obtain adequate financing to meet the necessary capital outlays to complete the necessary steps to close our proposed projects.

We will need to raise additional funds through the issuance of equity, equity-related, or debt securities or through obtaining credit from government or financial institutions. This capital will be necessary to finance the next steps in our proposed clean energy production projects. We cannot be certain that additional funds will be available to us on favorable terms when required, or at all. If we cannot raise additional funds when we need them, our financial condition, results of operations, business and prospects would be materially and adversely affected.

We may pursue strategic transactions which could be difficult to implement, disrupt our business or change our business profile significantly.

Any future strategic acquisition or disposition of assets or a business could involve numerous risks, including: (i) potential disruption of our ongoing business and distraction of management; (ii) difficulty integrating the acquired business or segregating assets and operations to be disposed of; (iii) exposure to unknown, contingent or other liabilities, including litigation arising in connection with the acquisition or disposition or against any business we may acquire; (iv) changing our business profile in ways that could have unintended negative consequences; and (v) the failure to achieve anticipated synergies.

If we enter into significant strategic transactions, the related accounting charges may affect our financial condition and results of operations, particularly in the case of an acquisition. The financing of any significant acquisition may result in changes in our capital structure, including the incurrence of additional indebtedness. A material disposition could require the amendment or refinancing of our outstanding indebtedness or a portion thereof.

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We rely on our management team, which has limited experience working together.

We depend on a small number of executive officers and other members of management to work effectively as a team, to execute our business strategy and operating business segments, and to manage employees and consultants. Our success will be dependent on the personal efforts of Jack Hanks, as well as other independently contracted directors, officers and experts, and such other key personnel. Any of our officers, employees, or consultants can terminate his or her employment or contractual relationship at any time, and the loss of the services of such individuals could have a material adverse effect on our business and prospects. Our management and consulting team has worked together for limited period of time and may not work well together as a management team.

We will need to raise additional capital by issuing additional securities which could hurt the market for our securities or be on terms more favorable than those of our current shareholders.

We will need to, or desire to, raise substantial additional capital in the future if this funding is not carried out to the fullest extent. Our future capital requirements will depend on many factors, including, among others:

•	Our degree of success in generating securing the final contracts for our proposed clean energy projects;

•	The costs of any environmental or engineering studies, negotiations with third party vendors, and other potential unforeseen circumstances.

•	The extent to which we acquire or invest in businesses, products, or technologies, and other strategic relationships; and

•	The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If we raise additional funds by issuing equity or convertible debt securities, we will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by our then-existing shareholders. Additionally, future sales of a substantial number of shares of our Common Stock, or other equity-related securities in the public market could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our Common Stock, or other equity-related securities would have on the market price of our Common Stock at any given time.

Limitations of Director Liability and Indemnification of Directors and Officers and Employees.

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•	breach of their duty of loyalty to us or our stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases, or redemptions as provided in Section 174 of the Nevada General Corporation Law; or

•	transactions for which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these bylaw provisions are necessary to attract and retain qualified persons as directors and officers. The limitation of liability in our Certificate of Incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

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Risks of borrowing.

If we incur additional indebtedness, a portion of our future revenues will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair our operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to our rights. A judgment creditor would have the right to foreclose on any of our assets resulting in a material adverse effect on our business, ability to generate revenue, operating results or financial condition.

Unanticipated obstacles to the operations of our business segments.

Many of our potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. The Board of Directors believes that the chosen operations and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of our principals and advisors. The Board of Directors reserve the right to make significant modifications to our stated strategies depending on future events.

Risks of operations.

Our operating results may be volatile, difficult to predict and may fluctuate significantly in the future due to a variety of factors, many of which may be outside of our control. Due to the nature of our target projects and our lack of experience in them, we may be unable to accurately forecast our future revenues and operating results. There are no assurances that we can generate significant revenue or achieve profitability. We anticipate having a sizeable amount of fixed expenses, and we expect to incur losses due to the execution of our business strategy, continued development efforts and related expenses. Securing the final contracts for large scale clean energy projects is not certain and is a best-efforts activity by the Company. We cannot be certain that we will convert enough of our proposals into final contracts to achieve sufficient revenue levels to achieve profitability.

Minimal employees or infrastructure.

We will have a small number of employees and have a limited time of operating history. We intend to rely on our management team, our advisors, third-party consultants, outside attorneys, advisors, accountants, auditors, and other administrators. The loss of services of any of such personnel may have a material adverse effect on our business and operations and there can be no assurance that if any or all of such personnel were to become unavailable, that qualified successors can be found on acceptable terms.

Limitation on remedies; indemnification.

Our Certificate of Incorporation, as amended from time to time, provides that officers, directors, employees and other agents and their affiliates shall only be liable to the Company and its shareholders for losses, judgments, liabilities and expenses that result from the fraud or other breach of fiduciary obligations. Additionally, we intend to enter into corporate indemnification agreements with each of our officers and directors consistent with industry practice. Thus, certain alleged errors or omissions might not be actionable by the Company. Our governing instruments also provide that, under the broadest circumstances allowed under law, we must indemnify its officers, directors, employees and other agents and their affiliates for losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Company, including liabilities under applicable securities laws.

No dividends or return of profits.

We have not had any profits from any operations to date. We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our operations. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Force Majeure.

Our business is uniquely susceptible to unforeseen delays or failures that are caused by forces of nature and related circumstances. These factors are outside and beyond our control. Delay or failure may be due to any act of God, fire, war, terrorism, flood, strike, labor dispute, disaster, transportation or laboratory difficulties or any similar or dissimilar event beyond our control. We will not be held liable to any shareholder in the event of any such failure.

We may not be able to manage our growth effectively.

Our growth is expected to place, a significant strain on our managerial, operational and financial resources. As our businesses grow in scale and attract more customers, there can be no assurance that our systems, procedures or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to successfully grow and scale our services, products and offerings. Our operating results will also depend on our ability to expand sales and marketing commensurate with the growth of our diversified businesses. If we are unable to manage growth effectively, our business, results of operations and financial condition will be adversely affected.

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RISKS RELATED TO THIS OFFERING

Our Offering differs significantly from an underwritten initial public offering.

•

This is NOT an underwritten initial public offering. This listing differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

•

There are no underwriters other than our sponsoring brokerage. Consequently, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery;

•	There can be no assurance that we will be able to stay current with OTC Bulletin Board Pink Current Information requirements, or as we are registered as a 1934 Act audited Company, with all filings;

•	There may be low trading volume of our Common Stock limiting their liquidity;

•	We are not currently working with a market maker, therefore is no underwriters’ option to purchase additional shares to help stabilize, maintain, or affect the public price of our Common Stock;

•

Given that there will be no underwriters’ option to purchase additional shares or otherwise underwriters in engaging in stabilizing transactions, there could be greater volatility in the public price of our Common Stock during the period immediately following qualification of this Offering; and

•

We will not conduct a traditional “roadshow” with underwriters prior to the qualification of this Offering. As a result, there may not be efficient price discovery with respect to our ordinary shares or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our ordinary shares.

Such differences from an underwritten initial public offering could result in a volatile market price for our Common Stock and uncertain trading volume and may adversely affect your ability to sell your Common Stock.

The public price of our Common Stock may be volatile, and could, following a sale decline significantly and rapidly.

As this Offering is taking place via a process that is not an underwritten initial public offering, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on securities exchange markets. Following this Offering, the public price of our Common Stock on the OTCPNK exchange may lead to price volatility.

No minimum capitalization.

We do not have a minimum capitalization and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements. It is possible we may only raise a minimum amount of capital, which could leave us with insufficient capital to operate our business segments, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

We may not be able maintain a listing of our Common Stock.

To maintain our listing on the OTCPNK exchange we must maintain 1934 Act compliance and reporting, we must meet certain financial reporting and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our Common Stock, our Common Stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock from the OTCPNK Market may materially impair our stockholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. In addition, in order to maintain our listing, we will be required to, among other things, file our regular quarterly reports on otcmarkets.com. The post-qualification amendment of the Offering Statement is subject to review by the SEC, and there is no guarantee that such amendment will be qualified promptly after filing. Any delay in the qualification of the post-qualification amendment may cause a delay in the trading of offering Shares. For all of the foregoing reasons, you may experience a delay between the closing of your purchase of shares of our Common Stock and rights to warrants and the exchange trading of our Common Stock. In addition, the delisting of our Common Stock could significantly impair our ability to raise capital.

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There may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our Common Stock, which may lead to lower trading prices for our Common Stock.

This Offering has not been reviewed by independent counsel.

Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, they have made independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Shares, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our Shares.

There has been a limited public market for our Common Stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

Prior to this Offering, there has been a limited public market for our Common Stock as listed on the OTCMarkets under the Stock Symbol MMEX as a 1934 Listed company. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this offering is based on a number of factors, including market conditions in effect at the time of the offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this offering. Investors may not be able to resell their shares at or above the initial offering price.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Sales of our Common Stock under Rule 144 could reduce the price of our stock.

In general, persons holding “restricted securities,” including affiliates, must hold their shares for a period of at least six (6) months, may not sell more than one percent (1%) of the total issued and outstanding shares in any ninety (90) day period, and must resell the shares in an unsolicited brokerage transaction at the market price, provided the Company remains current in its SEC reporting obligations under the Securities Exchange Act of 1934. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

Management discretion as to the actual use of the proceeds derived from this Offering.

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” However, we reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which we deem to be in the best interests of the Company and our shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the Board of Directors with respect to application and allocation of the net proceeds of this Offering. Investors who purchase our Common Stock will be entrusting their funds to our Board of Directors, upon whose judgment and discretion the investors must depend.

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The offering price of our Common Stock and warrant exercise price was arbitrarily determined and does not reflect the value of the company, our assets or our business.

The offering price of our Common Stock and warrant exercise price was arbitrarily determined by our management and is not based on book value, assets, earnings or any other recognizable standard of value. We arbitrarily established the offering and exercise price considering such matters as the state of our business development and the general condition of, and opportunities present in, the industry in which we operate. No assurance can be given that our Common Stock Shares, or any portion thereof, could be sold for the offering price, or exercise price or for any amount. If profitable results are not achieved from our operations, of which there can be no assurance, the value of our Common Stock sold pursuant to this Offering will fall below the offering price and become worthless. Prospective investors should not consider the offering price nor exercise price of the Common Stock as indicative of their actual value. The offering price bears little relationship to our assets, net worth, or any other objective criteria.

General securities investment risks.

All investments in securities involve the risk of loss of capital. No guarantee or representation is made that an investor will receive a return of its capital. The value of our Common Stock can be adversely affected by a variety of factors, including development problems, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments and trends, and general business and economic conditions.

Multiple securities offerings and potential for integration of our offerings.

We are currently and will in the future may be, but our not expecting to involved in one or more additional offers of our securities in other unrelated securities offerings. Any two or more securities offerings undertaken by us could be found by the SEC, or a state securities regulator, agency, to be “integrated” and therefore constitute a single offering of securities, which finding could lead to a disallowance of certain exemptions from registration for the sale of our securities in such other securities offerings. Such a finding could result in disallowance of one or more of our exemptions from registration, which could give rise to various legal actions on behalf of a federal or state regulatory agency and the Company.

We cannot guarantee that we will sell any specific number of Common Stock shares in this Offering.

There is no commitment by anyone to purchase all or any part of the Common Stock Shares offered hereby and, consequently, we can give no assurance that all of the Common Stock shares in this Offering will be sold. Additionally, there is no underwriter for this Offering; therefore, you will not have the benefit of an underwriter’s due diligence efforts that would typically include the underwriter being involved in the preparation of this Offering Circular and the pricing of our Common Stock shares offered hereunder. Therefore, there can be no assurance that this Offering will be successful or that we will raise enough capital from this Offering to further our development and business activities in a meaningful manner. Finally, prospective investors should be aware that we reserve the right to withdraw, cancel, or modify this Offering at any time without notice, to reject any subscription in whole or in part, or to allot to any prospective purchaser fewer Common Stock Shares than the number for which he or she subscribed.

Investors will experience immediate and substantial dilution in the book value of their investment and will experience additional dilution in the future.

If you purchase our Common Stock in this Offering, you will experience immediate and substantial dilution because the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire. Since we will require funds in addition to the proceeds of this Offering to conduct our planned business, we will raise such additional funds, to the extent not generated internally from operations, by issuing additional equity and/or debt securities, resulting in further dilution to our existing stockholders (including purchasers of our Common Stock in this Offering).

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We may be unable to meet our current and future capital requirements from capital raised by this Offering.

Although this offering covers expenditures for major investments and operation for the next projected two years, our capital requirements depend on numerous factors, including but not limited to the rate and success of our development efforts, marketing efforts, market acceptance of our products and services and other related services, our ability to establish and maintain our agreements with the services currently operating, our ability to maintain and expand our user base, the rate of expansion of our user community, the level of resources required to develop and operate our products and services, information systems and research and development activities, the availability of software and services provided by third-party vendors and other factors. The capital requirements relating to development of our technology and the continued and expanding operations of our business segments will be significant. We cannot accurately predict the timing and amount of such capital requirements. However, we are dependent on the proceeds of this Offering as well as additional financing that will be required in order to operate our business segments and execute on our business plans. However, in the event that our plans change, our assumptions change or prove to be inaccurate, or if the proceeds of this Offering prove to be insufficient to operate our business segments, we would be required to seek additional financing sooner than currently anticipated. There can be no assurance that any such financing will be available to us on commercially reasonable terms, or at all. Furthermore, any additional equity financing may dilute the equity interests of our existing shareholders (including those purchasing shares pursuant to this Offering), and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital and other financial and operational matters. If we are unable to obtain additional financing as and when needed, we may be required to reduce the scope of our operations or our anticipated business plans, which could have a material adverse effect on our business, operating results and financial condition.

There may be little to no volume in the trading of our common stock, and you may not be able to resell your Common Stock at or above the public offering price.

There can no assurance that our Common Stock shares will maintain a sufficient trading market sufficient for the shares in this offering. If no active trading market for our Common Stock is sustained following this Offering, you may be unable to sell your shares when you wish to sell them or at a price that you consider attractive or satisfactory. The lack of an active market may also adversely affect our ability to raise capital by selling securities in the future or impair our ability to license or acquire other product candidates, businesses or technologies using our shares as consideration.

The market price of our Common Stock may fluctuate significantly, and investors in our Common Stock may lose all or a part of their investment.

If a market for our Common Stock develops following this Offering, the trading price of our Common Stock could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The market prices for securities of penny-stock companies have historically been highly volatile, and the market has from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•	actual or anticipated adverse results or delays in our development efforts;

•	our failure to operate our business;

•	unanticipated serious safety concerns related to our business;

•	adverse regulatory decisions;

•

legal disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our intellectual property, government investigations and the results of any proceedings or lawsuits, including patent or stockholder litigation;

•	changes in laws or regulations applicable to our businesses;

•	our dependence on third parties;

•	announcements of the introduction of new products by our competitors;

•	market conditions in our business sectors;

•	announcements concerning product development results or intellectual property rights of others;

•	future issuances of our Common Stock or other securities;

•	the addition or departure of key personnel;

•	actual or anticipated variations in quarterly operating results;

•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

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•	our failure to meet or exceed the estimates and projections of the investment community;

•	issuances of debt or equity securities;

•	trading volume of our Common Stock;

•	sales of our Common Stock by us or our stockholders in the future;

•

overall performance of the equity markets and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies;

•	failure to meet or exceed any financial guidance or expectations regarding development milestones that we may provide to the public;

•	ineffectiveness of our internal controls;

•	general political and economic conditions;

•	effects of natural or man-made catastrophic events;

•	other events or factors, many of which are beyond our control; and

•	publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts.

Further, price and volume fluctuations result in volatility in the price of our common stock, which could cause a decline in the value of our Common Stock. Price volatility of our common stock might worsen if the trading volume of our Common Stock is low. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of our Common Stock.

A sale of a substantial number of shares of the Common Stock may cause the price of our Common Stock to decline.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of our Common Stock in the public market, including shares issued in connection with the exercise of outstanding options or warrants, the market price of our Common Stock could fall. Sales of a substantial number of shares of our Common Stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. We may become involved in securities class action litigation that could divert management’s attention and harm our business. The stock markets have from time-to-time experienced significant price and volume fluctuations that have affected the market prices for the Common Stock of energy companies. These broad market fluctuations may cause the market price of our Common Stock to decline. In the past, securities class action litigation has often been brought against a company following a decline in the market price of a company’s securities. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect our business.

Our ability to use our net operating loss carry forwards may be subject to limitation.

Generally, a change of more than fifty percent (50%) in the ownership of a company’s stock, by value, over a three-year period constitutes an ownership change for U.S. federal income tax purposes. An ownership change may limit our ability to use our net operating loss carryforwards attributable to the period prior to the change. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may become subject to limitations, which could potentially result in increased future tax liability for us.

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The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes, or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use a significant portion of the net proceeds from this Offering (if we sell all of the shares being offered) for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

Our Common Stock could be subject to the “Penny Stock” rules of the Securities and Exchange Commission if it were publicly traded and may be difficult to sell.

Our shares of Common Stock are considered to be “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51- 1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks and that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

•

the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

The foregoing risk factors are not to be considered a definitive list of all the risks associated with an investment in our Offered Shares. This Offering Circular contains forward-looking statements that are based on our current expectations, assumptions, estimates, and projections about our business, our industry, and the industry of our clients. When used in this Offering Circular, the words “expects,” anticipates,” “estimates,” “intends,” “believes” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this Offering Circular should be read as being applicable to all related forward-looking statements wherever they appear in this Offering Circular.

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USE OF PROCEEDS

Assuming the sale by us of the Maximum Offering and all the warrants are exercised with no estimated expenses, we would have funding of $5,250,000, which would be equal to the total net proceeds because no portion of the Offering is allotted for sales on behalf of shareholders, which we currently intend to use as set forth below. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. As of the date of this Offering Circular, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of Common Stock. Accordingly, we will retain broad discretion over the use of these proceeds, if any. The following table represents management’s best estimate of the uses of the net proceeds received from the sale of Common Stock assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Common Stock shares offered for sale in this Offering.

Percentage of Offering Sold

	100%	75%	50%	25%
Retirement of Outstanding Debt	$500,000	$500,000	$500,000	$500,000
Investment in Project Development (1)	4,250,000	3,037,500	1,825,000	612,500
Miscellaneous Operating Expenses(2)	500,000	400,000	300,000	200,000
TOTAL	$5,250,000	$3,937,500	$2,625,000	$1,312,500

(1)

To be allocated among the projects described in the Business discussion above.  Any amounts to paid to 3rd party vendors or service providers may be paid with cash from proceeds of the Offering or with common shares qualified in the Offering, in management’s sole discretion.

(2)

Miscellaneous Operating Expenses includes but may not be limited to paying its office lease, maintaining its OTC markets listing, and covering various other expenses incidental its business and publicly listed security; the Company does not plan to pay back salary or service long term debt with proceeds of the Offering. It also includes our Offering expenses and commissions for the Offering.

Because the offering is a “best efforts” offering without a minimum offering amount, we may close the offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering.

The amounts set forth above are estimates, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors.”

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products or technologies, although we have no present commitments or agreements for any specific acquisitions or investments. Pending our use of the net proceeds from this Offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

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DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering. You will experience immediate and substantial dilution because the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire, which is currently $(0.076) per share.

On September 14, 2022, there were an aggregate of 26,572,143 shares of Company Common Stock issued and outstanding. Our net tangible book value as of July 31, 2022 as reported in our 10-Q filed on September 14, 2022 was $(2,014,779) or $(0.076) per outstanding share of our Common Stock.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, $3,000,000; $2,225,000; $1,500,00 and $750,000 worth of the shares offered for sale in this offering15:

Funding Level	$3,000,000	$2,250,000	$1,500,000	$750,000
Offering Price	$0.0300	$0.0300	$0.0300	$0.0300
Historical net tangible book value per Common Stock share before the Offering (1)	$(0.076)	$(0.076)	$(0.076)	$(0.076)
Increase in net tangible book value per share attributable to new investors in this Offering	$0.084	$0.078	$0.009	$0.051
Net tangible book value per share, after the Offering(2)	$0.0078	$0.0023	$(0.0067)	$(0.025)
Dilution per share to new investors	$0.022	$0.028	$0.0367	$0.055
Warrants issued per offering	50,000,000	32,500,000	25,000,000	12,500,000

(1)	Book value as of July 31, 2022 and total shares outstanding as of September 14, 2022 was used to make this calculation.

(2)	Was determined using the maximum number of shares offered and lowest offering price in our proposed offering price range of $.03

The dilution to investors in the warrant tranche of the Offering will necessarily be a function of how many Shares are subscribed to in the Offering, then will be determined by the percentage of warrants exercised. Below is a table of the dilution to investors from exercising their warrants if 100%, 75%, and 50% of the Offering is filled, and then 100% of the warrants were exercised.  The reason for this methodology for showing the warrant dilution is the assumption that either our common stock trading price will be above the warrant exercise price and 100% of the warrants will be exercised causing the dilution demonstrated in the table below or no warrants will be exercised if our common stock is trading below the exercise price and thus no further dilution would occur from the warrants.

Warrant Funding Level	$2,250,000	$1,462,500	$1,125,000
Exercise Price	$0.045	$0.045	$0.045
Historical net tangible book value per Common Stock share before the warrant tranche	$0.0078	$0.0023	$-0.0067
Increase in net tangible book value per share attributable to investors exercising 100% of their warrants	$0.010	$0.010	$0.0127
Net tangible book value per share, after the warrants are exercised	$0.018	$0.013	$0.0060
Dilution per share to investors solely from exercising their warrants	$0.027	$0.032	$0.039

_______________________

15 These tables will be revised and finalized in the final amendment when the Offering Price is set at the time of qualification.

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DETERMINATION OF OFFERING PRICE

Prior to the Offering, there has been a limited public market for our Common Stock. Accordingly, the price of the Shares in this Offering was determined by the Company. The principal factors we considered in determining such price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance; including expected recoveries,

•	our prospects for future earnings and the present state of our development; obtaining project financing for each of our proposed projects;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

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MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION & RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our consolidated Financial Statements for information about our Significant Accounting Policies and Recent Accounting Pronouncements.

Overview

MMEX was formed as a Nevada corporation in 2005. The current management team led an acquisition of the Company (then named Management Energy, Inc.) through a reverse merger completed on September 23, 2010 and changed the Company’s name to MMEX Mining Corporation on February 11, 2011 and to MMEX Resources Corporation on April 6, 2016.

Since 2021 MMEX has expanded its focus to the development, financing, construction and operation of clean fuels infrastructure projects powered by renewable energy.

The accompanying consolidated financial statements include the accounts of the following entities, all of which the Company maintains control through a majority ownership or through common ownership:

Name of Entity	%	Form of Entity	State of Incorporation	Relationship

MMEX Resources Corporation (“MMEX”)	-	Corporation	Nevada	Parent
Pecos Clean Fuels & Transport, LLC	100%	LLC	Texas	Subsidiary
MMEX Solar Resources, LLC	100%	LLC	Texas	Subsidiary
Rolling Stock Marine, LLC	100%	LLC	Texas	Subsidiary
Hydrogen Global, LLC	100%	LLC	Texas	Subsidiary
Clean Energy Global, LLC (f/k/a Hydrogen Ultra LLC)	100%	LLC	Texas	Subsidiary

All significant inter-company transactions have been eliminated in the preparation of the consolidated financial statements.

The Company has adopted a fiscal year end of April 30.

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Summary of Results

The following discussion and analysis are intended to provide a narrative of our financial results and an evaluation of our financial condition and results of operations for the consolidated financial statements included with this Offering Circular. The discussion should be read in conjunction with our consolidated financial statements and notes thereto, which are included herein. A description of our business is discussed in Item 1 of this report, which contains an overview of our business as well as the status of our ongoing project operations.  Additional updated (unaudited) information from the Company’s Form 10-Q filed on September 14, 2022 for the period ending July 31, 2022 is also provided although those consolidated financial statements are not included with this Offering Circular (those consolidated financial statements from that 10-Q can be accessed at: https://www.sec.gov/ix?doc=/Archives/edgar/data/0001440799/000147793222006890/mmex_10q.htm#I1)

Results of Operations for the years ended April 30, 2022, and 2021:

Revenue

For the years ended April 30, 2022, and 2021, the Company generated total revenue of $0 and $0.  For the three months ended July 31, 2022, the Company also generated revenue $0.

Operating expenses

Total operating expenses for the years ended April 30, 2022, and 2021 were $2,964,291 and $1,081,479, respectively. Depreciation expense was $35,877 during the year ended April 30, 2022, versus $34,875 during the year ended April 30, 2021.    All costs associated with advertising and promoting products are expensed as incurred and were $18,398 and $10,000 for the years ended April 30, 2022 and 2021, respectively.  Total operating expenses for the three months ended July 31, 2022 were $817,312.

Other income (expense)

Other income (expense) for the years ended April 30, 2022, and 2021 was $2,735,561 and $(23,445,407), respectively.  Other income (expense) for the three months ending July 31, 2022 was $(46,348).

Net Loss

The net loss for the years ended April 30, 2022, and 2021 was $228,730 and $24,526,886, respectively.

Liquidity and Capital Resources and Cash Requirements

On April 30, 2022, the Company had cash of $136,867. On July 31, 2022, the Company had cash of $8,259.

Our consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business.  We have incurred continuous losses from operations, had an accumulated deficit of $68,213,423 and a total stockholders’ deficit of $1,755,980 at April 30, 2022 (which were $71,611,485 and $2,014,779 as of July 31, 2022, respectively), and have reported negative cash flows from operations since inception.  While we have received debt and equity funding during the period and had cash on hand of $136,867 at April 30, 2022, we still had a working capital deficit of $2,870,177 ($3,119,879 as July 31, 2022 – unaudited), therefore there is a question of whether or not we have the cash resources to meet our operating commitments for the next twelve months and have, or will obtain, sufficient capital investments to implement our business plan, including the development of our planned hydrogen projects. Finally, our ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established and emerging markets and the competitive environment in which we operate.

Since inception, our operations have primarily been funded through private debt and equity financing, and we expect to continue to seek additional funding through private or public equity and debt financing.  Our ability to continue as a going concern is dependent on our ability to generate sufficient cash from operations to meet our cash needs and/or to raise funds to finance ongoing operations and repay debt.  However, there can be no assurance that we will be successful in our efforts to raise additional debt or equity capital and/or that our cash generated by our operations will be adequate to meet our needs. These factors, among others, raise substantial doubt that we will be able to continue as a going concern for a reasonable period of time.

The Company may not be able to continue as a going concern. The report of our independent auditors for the years ended April 30, 2022, and 2021 raises substantial doubt as to our ability to continue as a going concern. Our independent auditors believe, based on our financial results as of April 30, 2022, that such results raised substantial doubts about the Company’s ability to continue as a going concern. If the Company is not able to continue as a going concern, it is highly likely that all capital invested in the Company will be lost.

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Additionally, it is possible that the Company may face additional challenges in obtaining financing due to COVID-19’s lingering effects on the general economy and the capital markets, including but limited to disruptions in the supply chain, inflation, and potential additional increases to interest rates. If the Company is not able to obtain financing due to these factors then it is highly likely it will be forced to cease operations and shut down its business, which would likely result in a complete loss of all capital invested in the Company.

Management believes that current trends toward lower capital investment in start-up companies pose the most significant challenge to the Company’s success over the next year and in future years. Additionally, the Company will have to continue to meet all the financial disclosure and reporting requirements associated with continuing to be a publicly reporting company. The Company’s management will have to continue to spend time on policies and procedures to make sure it is compliant with various regulatory requirements, especially continuing to meet those of Section 404 of the Sarbanes-Oxley Act of 2002.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in a start-up stage of operations and have generated very negligible revenues since inception. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Litigation

From time to time we become the subject of litigation that is incurred in the ordinary course of its business. However, to date, we have not been made aware of any actual, pending or threatened litigation against the Company which is material. There are no lawsuits against the Company.

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Property

Property and equipment is recorded at the lower of cost or estimated net recoverable amount, and is depreciated or amortized using the straight-line method over the estimated useful life or legal life of the related asset as follows:

Office furniture and equipment	10 years
Computer equipment and software	5 years
Land Improvements	15 years
Land Easements	10 years

The land easements owned by the Company have a legal life of 10 years.

Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments will be capitalized. At the time of retirement or other disposition of equipment, the cost and accumulated depreciation will be removed from the accounts and the resulting gain or loss, if any, will be reflected in operations.

The Company will assess the recoverability of property and equipment by determining whether the depreciation and amortization of these assets over their remaining life can be recovered through projected undiscounted future cash flows. The amount of equipment impairment, if any, will be measured based on fair value and is charged to operations in the period in which such impairment is determined by management.

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DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

The following are our executive officers and directors and their respective ages and positions as of the date of this Offering Circular:

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Executive Officers:
Jack W. Hanks	President, CEO, CFO, & Director	75	Since 2010	n/a

Bruce N. Lemons	Director	67	Since 2010	2

During the past five (5) years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses. There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Executive Officers and Directors

Jack W. Hanks - President, CEO, CFO, & Director.

Mr. Hanks has served as Director, Chief Executive Officer and President of the Company since the merger of Maple Carpenter Creek, LLC with the Company in September 2010. Mr. Hanks founded Maple Resources Corporation in 1986 and has been President or Chairman of the Board of Maple Resources since its inception. Mr. Hanks has also been the Executive Chairman of Maple Energy plc, a publicly listed company on the London Stock Exchange AIM and the Lima Bolsa. Prior to founding Maple Resources Corporation, Mr. Hanks was a partner in the Washington D.C. office of the law firm of Akin Gump Strauss Hauer & Feld LLP. Mr. Hanks graduated from the University of Texas at Austin with a law degree in 1971 and a petroleum land management degree in 1968. We believe that Mr. Hanks’ business, finance and management experience qualifies him to serve as a member of our board of directors.

 Bruce N. Lemons –  Director

Mr. Lemons has been a practicing lawyer in the mineral area for over 25 years. He has been a private investor in oil and gas and coal projects in the last several years, including in Maple Carpenter Creek, LLC and Maple Energy, plc and predecessor entities. Since 2002, Mr. Lemons has served as a director of Ansen, an electronics manufacturing company based in upstate New York. Mr. Lemons was a partner in the law firms of Holme Roberts & Owen and in Holland & Hart. Mr. Lemons graduated law school from Brigham Young University in 1980, where he was a member of law review, and holds undergraduate degrees in Economics and Political Science from Utah State University. We believe that Mr. Lemons’ business, finance and management experience qualifies him to serve as a member of our board of directors.

We are not aware of any “family relationships” (as defined in Item 401(d) of Regulation S-K promulgated by the SEC) among directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

The Board of Directors has determined that neither director is “independent” as such term is defined by the listing standards of Nasdaq and the rules of the SEC. Mr. Lemons is not “independent” due to his significant beneficial ownership of our common stock. Mr. Hanks is not “independent” due to his significant beneficial ownership of our common stock and his role as an executive officer of the Company.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

We are not aware of any “family relationships” (as defined in Item 401(d) of Regulation S-K promulgated by the SEC) among directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

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The Board of Directors has determined that neither director is “independent” as such term is defined by the listing standards of Nasdaq and the rules of the SEC. Mr. Lemons is not “independent” due to his significant beneficial ownership of our common stock. Mr. Hanks is not “independent” due to his significant beneficial ownership of our common stock and his role as an executive officer of the Company.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one (1) year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Corporate Governance

The Company’s corporate governance is controlled by Jack W. Hanks, who is the CEO, CFO, President, and Treasurer, and chairman of the Company. The Company has an outside accountant, Mac Accounting Group, LLP, who have prepared the financials through to the 10-K for the period ending April 30, 2022, including the 10-Ks for the periods ended April 30, 2022 and 2021, which are audited by the independent auditors of M&K CPAs, LLC and included with this Offering Circular.

The Company does not maintain separate officers or directors for its two subsidiaries, but instead maintains the formalities necessary for them as special purpose vehicles housing their respective projects.

Conflicts of Interest

The Company does not currently foresee any conflict of interest.

Section 16(a) Beneficial Ownership Reporting Compliance

16(a) of the Securities Exchange Act of 1934 requires the company directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of its common stock. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the company with copies of all Section 16(a) forms they file. The Company intends to ensure to the best of its ability that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

Family Relationships

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

•

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

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•

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth above and in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Code of Business Conduct and Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

Director Compensation

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity. Our directors are not compensated for their role on the Board of Directors.

36

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive officer paid by us during the years ended April 30, 2022, and 2021, in all capacities for the accounts of our executives, including the current Interim Chief Executive Officer (CEO) and President and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Period End	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jack W Hanks(1)	04/30/2022	—	—	—	—	—	—	—
President, CEO, CFO, Director	04/30/2021	—	—	—	—	—	—	—

Bruce N. Lemons(2)	04/30/2022	—	—		—	—	—	—
Director	04/30/2021	—	—	—	—	—	—	—	—

(1)

There are no employment agreements in place and no severance benefits are currently in place. During the years ended April 30, 2022 and 2021, we incurred consulting fees and expense reimbursement related to business development, financing and other corporate activities to Maple Resources Corporation (“Maple Resources”), a related party controlled by our President and CEO, totaling $240,800 and $218,970, respectively.  Amounts included in accrued expenses – related parties due to Maple Resources totaled $40,000 and $118,540 as of April 30, 2022 and 2021, respectively

Narrative Disclosure to Summary Compensation Table

There are no employment agreements in place and no severance benefits are currently in place. During the years ended April 30, 2022 and 2021, we incurred consulting fees and expense reimbursement related to business development, financing and other corporate activities to Maple Resources Corporation (“Maple Resources”), a related party controlled by our President and CEO, totaling $240,800 and $218,970, respectively.  Amounts included in accrued expenses – related parties due to Maple Resources totaled $40,000 and $118,540 as of April 30, 2022 and 2021, respectively. No other compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive officer received any equity awards or holds exercisable or exercisable options, as of the year ended April 30, 2022, and none as of July 31, 2022

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our director or executive officer.

Compensation Committee

The Company currently does have a compensation committee of the Board of Directors who are Directors Schneider and Conte. The Board of Directors as a whole determines other compensation for outside contractors.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chairman of the Board of Directors and President, Jack W. Hanks, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Jack W. Hanks collects and evaluates all shareholder communications. All communications addressed to the Board of Directors and executive officers will be reviewed by Jack W. Hanks, unless the communication is clearly frivolous.

37

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Transactions

Other than as given herein (including as given in the notes to the consolidated financial statements, there have been no transactions and there are no currently proposed transaction, in which the Company was or is to be a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons.

SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITYHOLDERS

The following tables set forth certain information regarding beneficial ownership of our capital stock as of the date hereof by (i) each person whom we know to beneficially own more than five percent (5%) of any class of our common stock, (ii) each of our directors, (iii) each of the executive officers and (iv) all our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned.

Our total authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value per share. As of September 1, 2022, there were 26,572,143 shares of our common stock outstanding, all of which were fully paid, non-assessable and entitled to vote. Each share of our common stock entitles its holder to one vote on each matter submitted to our stockholders.

This table reflects shares that were issued and outstanding as of September 1, 2022.

	Shares of	Percentage of
	common stock	common shares
	beneficially owned	beneficially owned [2]
Name and Address of Beneficial Owners [1]
Jack W. Hanks (2)	3,592,336	12.15%
Bruce N. Lemons (3)	4,147,681	14.03%
Nabil Katabi (4)	8,864,283	29.98%
Robyn Watson	2,929,523	11.02%
Alexis Hanks	1,298,585	4.89%
All beneficial holders as group (5 persons or entities)	20,832,408	58.56%

(1)	Unless otherwise indicated, the address of each person listed below is c/o MMEX Resources Corporation, 3600 Dickinson, Fort Stockton, Texas 79735.

(2)

Common shares for Mr. Hanks include: (i) 43 shares held by The Maple Gas Corporation, (ii) 136 shares held by Maple Structure Holdings, LLC, (iii) 592,157 shares held by Maple Resources Corporation and (iv) 3,000,000 shares issuable upon the exercise of outstanding warrants.  This number excludes 1,161,746 shares owned by Leslie Doheny Hanks, the wife of Mr. Hanks, as to which Mr. Hanks disclaims any beneficial ownership.

(3)

Common shares for Mr. Lemons include: (i) 1,147,645 shares held by BNL Family Trust (ii) 36 shares held by AAM Investments, LLC, and (iii) 3,000,000 shares issuable upon the exercise of outstanding warrants. Mr. Lemons and his family are the beneficiaries of BNL Family Trust. AAM Investments, LLC is indirectly owned by BNL Family Trust, a trust established for the benefit of Mr. Lemons and his family.

(4)	Common shares for Mr. Katabi include: (i) 5,864,283 shares held personally and (ii) 3,000,000 shares issuable upon the exercise of outstanding warrants.

The foregoing table shows the beneficial ownership of our Common Stock as of the date of this Offering Circular held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of any class of our shares; (ii) each director; and (iii) each executive officer. As of September 1, 2022, the directors and officers collectively beneficially own 7,648,603 shares of our Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within sixty (60) days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

38

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, bylaws and certificate of designation. For more detailed information, please see our certificate of incorporation, bylaws and certificate of designation, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Indebtedness.

As of July 31, 2022, the Company had total notes payables of $1,524,122.

Common Stock

As of September 14, 2022, the Company had 200,000,000 shares of Common Stock authorized, and 26,572,143 shares of Common Stock issued and outstanding.

The Company is offering up to [50 – 100],000,000 shares of Common Stock in this Offering at $0.0[3-6]/per share, and if all of the shares are subscribed to will issue [25 – 50],000,000 warrants to purchase [25 – 50],000,000 shares of Common Stock at $0.0[45 – 9]/per share, which must be exercised within 1 year of subscription to the Offering. If the entire Offering is filled and all of the issued warrants are exercised, the Company will have [101 – 176],572,143 shares of Common Stock issued and outstanding. The shares of common stock issuable upon exercise of the warrants are being qualified with the qualification of this Offering.

The holders of the Common Stock are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meeting). There shall be no cumulative voting. The holders of shares of Common Stock are entitled to dividends when and as declared by the Board from funds legally available therefor, and upon liquidation are entitled to share pro rata in any distribution to holders of Common Stock. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock.

The number of authorized shares of Common Stock may be increased or decreased subject to the Company’s legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Transfer Agent and Registrar, Warrant Agent

The transfer agent and registrar for our Common Stock is TranShare Corporation, located at Bayside Center 1, 17755 North US Highway 19, Suite 140, Clearwater, FL 33764, with a website at www.transhare.com . The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA. Transhare also is acting as warrant agent for such warrants offered.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker- dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

DIVIDEND POLICY

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will depend on our financial condition, operating results, capital requirements and such other factors as our Board deems relevant.

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PLAN OF DISTRIBUTION

The shares are being offered by us on a “best-efforts” basis by our officers, directors and employees, with the assistance of independent consultants, and possibly through registered broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) and finders.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we will be entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, offering expenses, reimbursements, and other uses as more specifically set forth in the “Use of Proceeds” contained elsewhere in this Offering Circular.

We may also pay fees to consultants, vendors, or contractors who assist us with the Offering or business operations, based on invoices submitted by them for services rendered. Such compensation may be paid in cash, Common Stock or warrants to purchase our Common Stock that have been qualified in this Offering.

We expect to commence the offer and sale of the Shares and warrants as of the date on which the Form 1-A Offering Statement of which this Offering Circular is a part (the “Offering Circular”) is qualified by the U.S. Securities and Exchange Commission (which we refer to as the “SEC” or the “Commission”).

Our Offering will expire on the first to occur of (a) the sale of all [75 – 150],000,000 shares of Common Stock offered hereby, (b) September 30, 2023, subject to extension for up to one hundred-eighty (180) days in the sole discretion of the Company, or (c) when our board of directors elects to terminate the Offering.

Offering Period and Expiration Date

This Offering will start on or immediately prior to the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date.

Minimum Purchase Requirements

The minimum investment amount is ____ TBD ($,000.00).

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

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State Law Exemptions

This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Shares involves substantial risks and possible loss by investors of their entire investments (See Risk Factors).

The Shares have not been qualified under the securities laws of any state or jurisdiction. However, in the case of each state in which we sell the Shares, because the Shares are being qualified under Regulation Tier 2, the Shares are not required to be qualified by state securities regulators.

Investor Suitability Standards

The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have the financial capacity to hold the investment for an indefinite amount of time.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the Ten Percent (10%) of net worth or annual income limitation on investment in this Offering.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular, and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Shares.

Issuance of Certificates

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will issue a certificate or certificates representing such investor’s purchased Shares, but the Company reserves the right to issue the Offered Shares in “book entry” with our transfer agent. If the Offered Shares are registered in book entry, you will not receive a certificate but will receive an account statement from our transfer agent acknowledging the number of Shares you own.

Transferability of the Offered Shares

The Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Milan Saha, Esq., of Plattsburgh, New York.

41

EXPERTS

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report of M&K CPAs, PLLC, an independent certified public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing. All such SEC Audits and reports are available at SEC.Gov. MMEX is a fully reporting 1934 Securities Act Company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov. In addition, you can find all of our public filings on otcmarkets.com, and specifically at this link: https://www.otcmarkets.com/stock/MMEX/disclosure.

42

MMEX RESOURCES, INC

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

MMEX Resources Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of MMEX Resources Corporation (the Company) as of April 30, 2022 and 2021, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of  the years in the two-year period ended April 30, 2022, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2022 and 2021, and the results of its operations and its cash flows for each of  the years in the two-year period ended April 30, 2022 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the company suffered a net loss for the year ended April 30, 2022 and had a working capital deficit and a stockholders’ deficit as of April 30, 2022, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Capital Stock and Other Equity Accounts

As discussed in Note 11, during the year ended April 30, 2022 the Company issued warrants in conjunction with the sale of common stock to third parties. During the year ended April 30, 2022 the Company modified the terms of 2,575,500 warrants which resulted in a change in the exercise price. The Company accounted for this modification as a cancellation of the previous award and issuance of a new award in its place and determined there was no change in the fair value of the warrants as a result of this modification.  Auditing management’s calculation of the fair value of the change in the modified warrants issued can be a significant judgment given the fact that the Company uses management estimates on various inputs to the calculations.

To test the valuation of the warrants, we evaluated management’s significant judgments and estimates.  Significant judgements and estimates related to the valuation of the warrants include fair valuing of warrants which involve significant estimates of volatility, grant terms, risk-free rates and the use of historical trading data.  We evaluated management’s conclusions regarding their fair values and reviewed support for the significant inputs used in the valuation model, as well as assessing the model for reasonableness.  In addition, we evaluated the Company’s disclosure in relation to this matter included in Notes 11 to the financial statements.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC

We have served as the Company’s auditor since 2013

Houston, TX

July 15, 2022

PCAOB ID 2738

F-2

MMEX RESOURCES CORPORATION

Consolidated Balance Sheets

	April 30,
	2022	2021
Assets

Current assets:
Cash	$136,867	$330,449
Prepaid expenses and other current assets	47,333	37,893
Total current assets	184,200	368,342

Property and equipment, net	1,114,197	472,169
Deposit	-	900

Total assets	$1,298,397	$841,411

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$639,782	$802,640
Accrued expenses	851,275	807,349
Accounts payable and accrued expenses – related parties	76,770	272,834
Notes payable	904,452	775,000
Note payable, currently in default	75,001	75,001
Convertible notes payable, currently in default, net of discount of $0 at April 30, 2022 and 2021	75,000	235,775
Convertible notes payable, net of discount of $22,903 and $133,944 at April 30, 2022 and 2021, respectively	432,097	398,056
Convertible notes payable – related parties, net of discount of $0 and $235 at April 30, 2022 and 2021, respectively	-	74,755
PPP loan payable	-	150,000
SBA express bridge loan	-	10,000
Derivative liabilities	-	3,010,042
Total current liabilities	3,054,377	6,611,452

Long-term liabilities	-	-

Total liabilities	3,054,377	6,611,452

Commitments and contingencies

Stockholders’ deficit:
Common stock; $0.001 par value; 200,000,000 shares authorized, 21,204,682 and 3,251,641 shares issued and outstanding at April 30, 2022 and 2021, respectively	21,205	3,252
Preferred stock; $0.001 par value; 1,000,000 shares authorized:
1,000 Series A preferred shares issued and outstanding at April 30, 2022 and 2021	1	1
1,500 and 0 Series B preferred shares issued and outstanding at April 30, 2022 and 2021, respectively	2	-
Additional paid-in capital	66,426,364	62,201,528
Non-controlling interest	9,871	9,871
Accumulated deficit	(68,213,423)	(67,984,693)
Total stockholders’ deficit	(1,755,980)	(5,770,041)

Total liabilities and stockholders’ deficit	$1,298,397	$841,411

See accompanying notes to consolidated financial statements.

F-3

MMEX RESOURCES CORPORATION

Consolidated Statements of Operations

	Years Ended April 30,
	2022	2021

Revenues	$-	$-

Operating expenses:
General and administrative expenses	1,293,672	867,471
Refinery start-up costs	1,637,742	179,133
Depreciation and amortization	35,877	34,875

Total operating expenses	2,964,291	1,081,479

Loss from operations	(2,964,291)	(1,081,479)

Other income (expense):
Interest expense	(517,784)	(1,143,495)
Gain (loss) on derivative liabilities	3,010,042	(22,906,922)
Gain on extinguishment of liabilities	243,303	605,010

Total other income (expense)	2,735,561	(23,445,407)

Loss before income taxes	(228,730)	(24,526,886)
Provision for income taxes	-	-

Net loss	$(228,730)	$(24,526,886)

Net loss per common share – basic and diluted	$(0.02)	$(14.23)

Weighted average number of common shares outstanding – basic and diluted	12,820,881	1,723,476

See accompanying notes to consolidated financial statements.

F-4

MMEX RESOURCES CORPORATION

Consolidated Statements of Stockholders’ Deficit

Years Ended April 30, 2021 and 2022

	Class A Common Stock		Series A Preferred Stock		Series B Preferred Stock		Additional Paid-in	Non-Controlling	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Interest	Deficit	Total

Balance, April 30, 2020	1,335,283	$1,335	1,000	$1	-	$-	$37,721,639	$9,871	$(43,457,807)	$(5,724,961)

Shares issued for services	2,000	2	-	-	-	-	33,998	-	-	34,000
Shares issued for conversion of convertible notes payable	1,525,583	1,526	-	-	-	-	1,930,839	-	-	1,932,365
Shares issued for conversion of convertible notes payable - related parties	388,775	389	-	-	-	-	3,888	-	-	4,277
Settlement of derivative liabilities	-	-	-	-	-	-	22,511,164	-	-	22,511,164
Net loss	-	-	-	-	-	-	-	-	(24,526,886)	(24,526,886)

Balance, April 30, 2021	3,251,641	$3,252	1,000	$1	-	$-	$62,201,528	$9,871	$(67,984,693)	$(5,770,041)

See accompanying notes to consolidated financial statements.

F-5

MMEX RESOURCES CORPORATION

Consolidated Statements of Stockholders’ Deficit

Years Ended April 30, 2021 and 2022 (Continued)

	Class A Common Stock		Series A Preferred Stock		Series B Preferred Stock		Additional Paid-in	Non-Controlling	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Interest	Deficit	Total

Balance, April 30, 2021	3,251,641	$3,252	1,000	$1	-	$-	$62,201,528	$9,871	$(67,984,693)	$(5,770,041)

Share issued with prefunded warrants for cash	170,000	170	-	-	-	-	2,999,830	-	-	3,000,000
Shares issued for accrued expenses	25,611	25	-	-	-	-	14,975	-	-	15,000
Shares issued for accrued expenses – related parties	78,709	79	-	-	-	-	39,921	-	-	40,000
Shares issued for debt discount	100,000	100	-	-	-	-	13,991	-	-	14,091
Shares issued for conversion of convertible notes payable	6,433,743	6,434	-	-	-	-	148,004	-	-	154,438
Shares issued for conversion of convertible notes payable - related parties	6,817,224	6,817	-	-	-	-	68,172	-	-	74,989
Shares issued with warrants for cash	-	-	-	-	1,500	2	1,499,998	-	-	1,500,000
Shares issued for the exercise of prefunded warrants	3,580,000	3,580	-	-	-	-	(3,580)	-	-	-
Shares issued for the exercise of Series A warrants	730,000	730	-	-	-	-	(657)	-	-	73
Shares issued for reverse stock split	17,754	18	-	-	-	-	(18)	-	-	-
Offering costs	-	-	-	-	-	-	(555,800)	-	-	(555,800)
Net loss	-	-	-	-	-	-	-	-	(228,730)	(228,730)

Balance, April 30, 2022	21,204,682	$21,205	1,000	$1	1,500	$2	$66,426,364	$9,871	$(68,213,423)	$(1,755,980)

See accompanying notes to consolidated financial statements.

F-6

MMEX RESOURCES CORPORATION

Consolidated Statements of Cash Flows

	Years Ended April 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(228,730)	$(24,526,886)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	35,877	34,875
Stock-based compensation	-	34,000
Loan fees and penalties added to convertible note principal	165,000	208,055
(Gain) loss on derivative liabilities	(3,010,042)	22,906,922
Gain on extinguishment of liabilities	(243,303)	(605,010)
Amortization of debt discount	79,011	218,354
(Increase) decrease in assets:
Prepaid expenses and other current assets	(9,440)	(14,748)
Deposit	900	-
Increase (decrease) in liabilities:
Accounts payable	(116,277)	3,695
Accrued expenses	80,497	756,839
Accounts payable and accrued expenses – related parties	(156,064)	178,221
Net cash used in operating activities	(3,402,571)	(805,683)

Cash flows from investing activities:
Purchase of property and equipment	(677,905)	-
Net cash used in investing activities	(677,905)	-

Cash flows from financing activities:
Proceeds from notes payable	352,500	775,000
Repayments of notes payable	(388,048)	-
Proceeds from convertible notes payable	233,500	163,500
Repayments of convertible notes payable	(255,331)	(39,198)
Proceeds from convertible notes payable – related parties	-	10,000
Proceeds from PPP loan payable	-	150,000
Proceeds from SBA express bridge loan payable	-	10,000
Proceeds from the sale of common stock and prefunded warrants	3,000,000	-
Proceeds from the sale of series B preferred stock and warrants	1,500,000	-
Proceeds from the exercises of series A warrants	73	-
Offering costs	(555,800)	-
Net cash provided by financing activities	3,886,894	1,069,302

Net increase (decrease) in cash	(193,582)	263,619
Cash at the beginning of the period	330,449	66,830
Cash at the end of the period	$136,867	$330,449

See accompanying notes to consolidated financial statements.

F-7

MMEX RESOURCES CORPORATION

Consolidated Statements of Cash Flows (continued)

	Years Ended April 30,
	2022	2021

Supplemental disclosure:
Interest paid	$164,135	$14,784
Income taxes paid	$-	$-
Non-cash investing and financing activities:
Common stock issued in conversion of debt	$154,438	$1,932,365
Common stock issued in conversion of related party debt	$74,989	$4,277
Common stock issued for accrued expenses	$15,000	$-
Common stock issued for accrued expenses – related parties	$40,000	$-
Settlement of derivative liabilities	$-	$22,511,164
Derivative liabilities for debt discount	$-	$200,859
Convertible notes payable for accrued expenses	$-	$34,000
Convertible notes payable – related parties for accrued expenses	$-	$42,268
Reverse split	$18	$-
Exercise of prefunded warrants	$3,580	$-
Shares issued for debt discount	$14,091	$-

See accompanying notes to consolidated financial statements.

F-8

MMEX RESOURCES CORPORATION

Notes to Consolidated Financial Statements

Years Ended April 30, 2022 and 2021

NOTE 1 – BACKGROUND, ORGANIZATION AND BASIS OF PRESENTATION

MMEX was formed as a Nevada corporation in 2005. The current management team led an acquisition of the Company (then named Management Energy, Inc.) through a reverse merger completed on September 23, 2010 and changed the Company’s name to MMEX Mining Corporation on February 11, 2011 and to MMEX Resources Corporation on April 6, 2016.

Since 2021 MMEX has expanded its focus to the development, financing, construction and operation of clean fuels infrastructure projects powered by renewable energy.

The accompanying consolidated financial statements include the accounts of the following entities, all of which the Company maintains control through a majority ownership or through common ownership:

Name of Entity	%	Form of Entity	State of Incorporation	Relationship

MMEX Resources Corporation (“MMEX”)	-	Corporation	Nevada	Parent
Pecos Refining & Transport, LLC (“PRT”)	100%	LLC	Texas	Subsidiary
MMEX Solar Resources, LLC	100%	LLC	Texas	Subsidiary
Louisiana Gulf Refining & Trading, LLC	100%	LLC	Louisiana	Subsidiary
Rolling Stock Marine, LLC	100%	LLC	Texas	Subsidiary
Hydrogen Global, LLC	100%	LLC	Texas	Subsidiary
Hydrogen Ultra, LLC	100%	LLC	Texas	Subsidiary

All significant inter-company transactions have been eliminated in the preparation of the consolidated financial statements.

The Company has adopted a fiscal year end of April 30.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its aforementioned subsidiaries and entities under common ownership. All significant intercompany accounts and transactions have been eliminated in consolidation. The ownership interests in subsidiaries that are held by owners other than the Company are recorded as non-controlling interest and reported in our consolidated balance sheets within stockholders’ deficit. Losses attributed to the non-controlling interest and to the Company are reported separately in our consolidated statements of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-9

Property and equipment

Property and equipment is recorded at the lower of cost or estimated net recoverable amount, and is depreciated or amortized using the straight-line method over the estimated useful life or legal life of the related asset as follows:

Office furniture and equipment	10 years
Computer equipment and software	5 years
Land improvement	15 years
Land easements	10 years

The land easements owned by the Company have a legal life of 10 years.

Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments will be capitalized. At the time of retirement or other disposition of equipment, the cost and accumulated depreciation will be removed from the accounts and the resulting gain or loss, if any, will be reflected in operations.

The Company will assess the recoverability of property and equipment by determining whether the depreciation and amortization of these assets over their remaining life can be recovered through projected undiscounted future cash flows. The amount of equipment impairment, if any, will be measured based on fair value and is charged to operations in the period in which such impairment is determined by management.

Derivative liabilities

In a series of subscription agreements, the Company issued warrants in prior years that contained certain anti-dilution provisions that were previously identified as derivatives.  In addition, the Company had previously identified the conversion feature of certain convertible notes payable and convertible preferred stock as derivatives.  Through April 30, 2021, the number of warrants or common shares to be issued under these agreements was indeterminate; therefore, the Company concluded that the equity environment was tainted and all additional warrants, stock options and convertible debt were included in the value of the derivative. During the year ended April 30, 2022 it was determined that the Company could increase their authorized common shares at any time, therefore the environment was no longer deemed to be tainted and all derivative liabilities were written off the books.

We estimate the fair value of the derivatives using multinomial lattice models that value the derivative liabilities based on a probability weighted cash flow model using projections of the various potential outcomes. These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price volatility and management’s estimates of various potential equity financing transactions. These inputs are subject to significant changes from period to period and to management's judgment; therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material.

Fair value of financial instruments

Under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures, and ASC 825, Financial Instruments, the FASB establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company's financial statements as reflected herein. The carrying amounts of cash, accounts payable, accrued expenses and notes reported on the accompanying consolidated balance sheets are estimated by management to approximate fair value primarily due to the short-term nature of the instruments.

F-10

An entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value using a hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value.  A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  The hierarchy prioritized the inputs into three levels that may be used to measure fair value:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in markets that are not active.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Our derivative liabilities are measured at fair value on a recurring basis and estimated as follows:

April 30, 2022	Total	Level 1	Level 2	Level 3

Derivative liabilities	$-	$-	$-	$-

April 30, 2021	Total	Level 1	Level 2	Level 3

Derivative liabilities	$3,010,042	$-	$-	$3,010,042

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”), as amended.  ASC 606 provides a single comprehensive model to be used in the accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance, including industry-specific guidance. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

Project costs

Costs incurred prior to opening the Company’s then proposed crude oil refinery in Pecos County, Texas, including acquisition of refinery rights, planning, design and permitting, are recorded as project costs and expensed as incurred.

Advertising and promotion

All costs associated with advertising and promoting products are expensed as incurred. For the year ended April 30, 2022 and 2021, $18,398 and $10,000 were recorded, respectively.

Income taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

F-11

Uncertain tax positions

The Company has adopted FASB standards for accounting for uncertainty in income taxes. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company's income tax returns. These audits include questions regarding the Company's tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities and has not identified any uncertain tax positions requiring recognition in its consolidated financial statements.

The assessment of the Company's tax position relies on the judgment of management to estimate the exposures associated with the Company's various filing positions.

Basic and diluted income (loss) per share

Basic net income or loss per common share is calculated by dividing net income or loss (available to common stockholders) by the weighted average number of common shares outstanding for the period.  Diluted income or loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, warrants, convertible debt and convertible preferred stock, were exercised or converted into common stock.  As of April 30, 2022 and 2021 all potentially dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share; therefore, basic net loss per common share is the same as diluted net loss per share.

Employee stock-based compensation

Pursuant to FASB ASC 718, all share-based payments to employees, including grants of employee stock options, are recognized in the statement of operations based on their fair values. For the years ended April 30, 2022 and 2021, the Company recorded share-based compensation to employees of $0 and $0, respectively.

Issuance of shares for non-cash consideration

The Company accounts for the issuance of equity instruments to acquire goods and/or services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably determinable.  The Company's accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of the standards issued by the FASB.  The measurement date for the fair value of the equity instruments issued is determined as the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor's performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

F-12

Reclassifications

Certain amounts in the consolidated financial statements for the prior year have been reclassified to conform with the current year presentation.

Recently Issued Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. Under current GAAP, there are five accounting models for convertible debt instruments. ASU 2020-06 removes from U.S. GAAP the separation models for (1) convertible debt with a cash conversion feature and (2) convertible instruments with a beneficial conversion feature. As a result, after adopting the ASU’s guidance, entities will not separately present in equity an embedded conversion feature in such debt. Instead, they will account for a convertible debt instrument wholly as debt, and for convertible preferred stock wholly as preferred stock (i.e., as a single unit of account), unless (1) a convertible instrument contains features that require bifurcation as a derivative under ASC 815 or (2) a convertible debt instrument was issued at a substantial premium. Additionally, for convertible debt instruments with substantial premiums accounted for as paid-in capital, the FASB decided to add disclosures about (1) the fair value amount and the level of fair value hierarchy of the entire instrument for public business entities and (2) the premium amount recorded as paid-in capital. ASU 2020-06 will be effective for public business entities that meet the definition of a Securities and Exchange Commission (SEC) filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the potential impact of the adoption of this accounting pronouncement to its financial statements.

Although there are several other new accounting pronouncements issued or proposed by the FASB, which the Company has adopted or will adopt, as applicable, the Company does not believe any of these accounting pronouncements has had or will have a material impact on its consolidated financial position or results of operations.

NOTE 3 – GOING CONCERN

Our financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business.  We have incurred continuous losses from operations, have an accumulated deficit of $68,213,423 and a total stockholders’ deficit of $1,755,980 at April 30, 2022, and have reported negative cash flows from operations since inception.  While we have received debt and equity funding during the period and have cash on hand of $136,867 at April 30, 2022, we still have a working capital deficit of $2,870,177, therefore there is a question of whether or not we have the cash resources to meet our operating commitments for the next twelve months and have, or will obtain, sufficient capital investments to implement our business plan, including the development of our planned hydrogen projects. Finally, our ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established and emerging markets and the competitive environment in which we operate.

Since inception, our operations have primarily been funded through private debt and equity financing, and we expect to continue to seek additional funding through private or public equity and debt financing.  Our ability to continue as a going concern is dependent on our ability to generate sufficient cash from operations to meet our cash needs and/or to raise funds to finance ongoing operations and repay debt.  However, there can be no assurance that we will be successful in our efforts to raise additional debt or equity capital and/or that our cash generated by our operations will be adequate to meet our needs. These factors, among others, raise substantial doubt that we will be able to continue as a going concern for a reasonable period of time.

F-13

The consolidated financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company's ability to continue as a going concern. The consolidated financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – RELATED PARTY TRANSACTIONS

Accounts Payable and Accrued Expenses – Related Parties

Accounts payable and accrued expenses to related parties, consisting primarily of consulting fees and expense reimbursements payable, totaled $76,770 and $272,834 as of April 30, 2022 and 2021, respectively.

Effective July 1, 2019, we entered into a consulting agreement with Maple Resources Corporation (“Maple Resources”), a related party controlled by our President and CEO, that provides for payment of consulting fees and expense reimbursement related to business development, financing and other corporate activities. Effective January 1, 2020, the Maple Resources consulting agreement was amended to provide for monthly consulting fees of $17,897 and effective March 1, 2021 the Maple Resources consulting agreement was amended to provide for monthly consulting fees of $20,000. During the year ended April 30, 2022, we incurred consulting fees and expense reimbursement to Maple Resources totaling $240,800 and we made repayments to Maple Resources of $245,899, resulting in $20,000 still owed as of April 30, 2022.

In addition, the consulting agreement provides for the issuance to Maple Resources of shares of our common stock each month with a value of $5,000, with the number of shares issued based on the average closing price of the stock during the prior month. In September 2021 we made a payment of $110,000 to pay for the consulting fees accrued through August 2021 under the consulting agreement and in March 2022 we issued 39,355 shares of our common stock to extinguish $20,000 owed under the consulting agreement, therefore $20,000 was still owed as of April 30, 2022.

Amounts included in accounts payable and accrued expenses – related parties due to Maple Resources totaled $40,000 and $118,540 as of April 30, 2022 and 2021, respectively, which was inclusive of accrued interest due under the convertible notes described below.

Effective October 1, 2018, we entered into a consulting agreement with Leslie Doheny-Hanks, the wife of our President and CEO, to issue shares of our common stock each month with a value of $2,500, with the number of shares issued based on the average closing price of the stock during the prior month. The related party consultant provides certain administrative and accounting services and is reimbursed for expenses paid on behalf of the Company. During the year ended April 30, 2022 we recorded $30,000 for the amount payable in stock under the consulting agreement and recorded expense reimbursements owed to Mrs. Hanks of $41,641.  In September 2021 we made a payment of $55,000 to pay for the consulting fees accrued through August 2021 under the consulting agreement and in March 2022 we issued 19,677 shares of our common stock to extinguish $10,000 owed under the consulting agreement.  During the year ended April 30, 2022 we made repayments of $52,435 for reimbursable expenses.  Amounts included in accounts payable and accrued expenses – related parties due to Mrs. Hanks totaled $17,264 ($10,000 payable in stock) and $63,058 ($45,000 payable in stock) as of April 30, 2022 and 2021, respectively.

F-14

Effective February 1, 2021 the Company entered into consulting agreements with three children of our President and CEO.  The consulting agreements were to end on December 31, 2021 but were extended by amendments to continue on a month-to-month basis. During the year ended April 30, 2022 we incurred $117,225 for fees and expense reimbursements to the children and paid $199,225. Amounts included in accounts payable and accrued expenses – related parties due to the children totaled $8,500 and $90,500 as of April 30, 2022 and 2021, respectively.

Effective September 1, 2021, we entered into a consulting agreement with BNL Family Trust, a related party to Bruce Lemons, Director, to issue shares of our common stock each month with a value of $2,500, with the number of shares issued based on the average closing price of the stock during the prior month.  During the year ended April 30, 2022 we recorded $20,000 for the amount payable in stock under the consulting agreement and in March 2022 we issued 19,677 shares of our common stock to extinguish $10,000 owed under the consulting agreement, therefore $10,000 was still owed and included in accounts payable and accrued expenses – related parties as of April 30, 2022.

Convertible Notes Payable – Related Parties

Convertible notes payable – related parties consist of the following at April 30:

	2022	2021
Convertible note payable with Maple Resources Corporation, matured December 27, 2020, with interest at 5%, convertible into common shares of the Company [1]	$-	$7,033
Convertible note payable with BNL Family Trust, matured December 27, 2020, with interest at 5%, convertible into common shares of the Company [2]	-	10,691
Convertible note payable with Maple Resources Corporation, matured February 12, 2021, with interest at 5%, convertible into common shares of the Company [3]	-	5,000
Convertible note payable with Maple Resources Corporation, matured March 2, 2021, with interest at 5%, convertible into common shares of the Company [4]	-	800
Convertible note payable with Maple Resources Corporation, matured May 12, 2021, with interest at 5%, convertible into common shares of the Company [5]	-	41,466
Convertible note payable with Maple Resources Corporation, matured July 31, 2021, with interest at 5%, convertible into common shares of the Company [6]	-	10,000

	-	74,990
Less discount	-	(235)

Total	$-	$74,755

F-15

[1]

This convertible note was entered into on 12/27/19 in exchange for cash of $5,500 and financing fees of $5,500 and was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. At inception the Company identified the conversion feature of the convertible note as a derivative and estimated the fair value of the derivative using a multinomial lattice model simulation and assuming the existence of a tainted equity environment (see Note 10). On the effective date of the convertible note, the related party lender simultaneously submitted a notice to convert the total note principal into 1,000,000 shares of the Company’s common stock (10,000,000,000 shares pre-split). The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the year ended April 30, 2021 shares became available to affect a partial conversion, therefore 360,682 common shares (1,579,982,678 pre-split shares) were issued to extinguish $3,967 of the principal balance. During the year ended April 30, 2022 the Company issued 639,318 shares of common stock to extinguish the full principal balance of $7,033 and paid $853 in cash to extinguish all of the accrued interest due under the note. The Company continued to accrue interest on the convertible note until the debt was paid in full, therefore they recorded interest expense of $135 during the year ended April 30, 2022. As of April 30, 2022 and 2021 accrued interest on the convertible note was $0 and $718, respectively.

[2]

This convertible note was entered into on 12/27/19 in exchange for cash of $11,000 and was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. At inception the Company identified the conversion feature of the convertible note as a derivative and estimated the fair value of the derivative using a multinomial lattice model simulation and assuming the existence of a tainted equity environment (see Note 10). On the effective date of the convertible note, the related party lender simultaneously submitted a notice to convert the total note principal into 1,000,000 shares of the Company’s common stock (10,000,000,000 shares pre-split). The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the year ended April 30, 2021 shares became available to affect a partial conversion, therefore 28,094 common shares (280,936,972 pre-split shares) were issued to extinguish $309 of the principal balance. During the year ended April 30, 2022 the Company issued 971,906 shares of common stock to extinguish the full principal balance of $10,691. The Company continued to accrue interest on the convertible note until the debt was paid in full, therefore they recorded interest expense of $269 during the year ended April 30, 2022. As of April 30, 2022 and 2021 accrued interest on the convertible note was $1,006 and $737, respectively.

[3]

This convertible note was entered into on 2/12/20 in exchange for cash of $5,000 and was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. At inception the Company identified the conversion feature of the convertible note as a derivative and estimated the fair value of the derivative using a multinomial lattice model simulation and assuming the existence of a tainted equity environment (see Note 10). On the effective date of the convertible note, the related party lender simultaneously submitted a notice to convert the total note principal into 454,545 shares of the Company’s common stock (4,545,454,545 shares pre-split). The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the year ended April 30, 2022 the Company issued 454,545 shares of common stock to extinguish the full principal balance of $5,000 and paid $399 in cash to extinguish all of the accrued interest due under the note. The Company continued to accrue interest on the convertible note until the debt was paid in full, therefore they recorded interest expense of $96 during the year ended April 30, 2022. As of April 30, 2022 and 2021 accrued interest on the convertible note was $0 and $303, respectively.

F-16

[4]

This convertible note was entered into on 3/2/20 in exchange for cash of $800 and was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. At inception the Company identified the conversion feature of the convertible note as a derivative and estimated the fair value of the derivative using a multinomial lattice model simulation and assuming the existence of a tainted equity environment (see Note 10). On the effective date of the convertible note, the related party lender simultaneously submitted a notice to convert the total note principal into 72,727 shares of the Company’s common stock (727,272,727 shares pre-split). The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the year ended April 30, 2022 the Company issued 72,727 shares of common stock to extinguish the full principal balance of $800 and paid $55 in cash to extinguish all of the accrued interest due under the note. The Company continued to accrue interest on the convertible note until the debt was paid in full, therefore they recorded interest expense of $15 during the year ended April 30, 2022. As of April 30, 2022 and 2021 accrued interest on the convertible note was $0 and $40, respectively.

[5]

This convertible note was entered into on 5/12/20 in exchange for accrued consulting fees worth $41,466 and was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. At inception the Company identified the conversion feature of the convertible note as a derivative and estimated the fair value of the derivative using a multinomial lattice model simulation and assuming the existence of a tainted equity environment (see Note 10). On the effective date of the convertible note, the related party lender simultaneously submitted a notice to convert the total note principal into 3,769,636 shares of the Company’s common stock (37,696,363,636 shares pre-split). The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the year ended April 30, 2022 the Company issued 3,769,636 shares of common stock to extinguish the full principal balance of $41,466 and paid $2,800 in cash to extinguish all of the accrued interest due under the note. The Company continued to accrue interest on the convertible note until the debt was paid in full, therefore they recorded interest expense of $795 during the year ended April 30, 2022. As of April 30, 2022 and 2021 accrued interest on the convertible note was $0 and $2,005, respectively.

[6]

This convertible note was entered into on 7/31/20 in exchange for cash of $10,000 and was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. At inception the Company identified the conversion feature of the convertible note as a derivative and estimated the fair value of the derivative using a multinomial lattice model simulation and assuming the existence of a tainted equity environment (see Note 10). On the effective date of the convertible note, the related party lender simultaneously submitted a notice to convert the total note principal into 909,091 shares of the Company’s common stock (9,090,909,091 shares pre-split). The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the year ended April 30, 2022 the Company issued 909,091 shares of common stock to extinguish the full principal balance of $10,000 and paid $566 in cash to extinguish all of the accrued interest due under the note. The Company continued to accrue interest on the convertible note until the debt was paid in full, therefore they recorded interest expense of $192 during the year ended April 30, 2022. As of April 30, 2022 and 2021 accrued interest on the convertible note was $0 and $374, respectively.

Other Contractual Agreements

Maple Resources granted BNL Family Trust (“BNL”), a related party to Mr. Lemons, an option to purchase 1,000,000 shares of common stock from Maple Resources at a price of $0.20 per share. The option expired in March 2022. Beneficial ownership of Messrs. Hanks and. Lemons give effect to the exercise of such option.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at April 30:

	2022	2021

Office furniture and equipment	$13,864	$13,864
Computer equipment and software	17,517	10,962
Land	721,828	67,088
Land improvements	468,615	452,005
Land easements	37,015	37,015
	1,258,839	580,934
Less accumulated depreciation and amortization	(144,642)	(108,765)

	$1,114,197	$472,169

F-17

Depreciation and amortization expense totaled $35,877 and $34,875 for the years ended April 30, 2022 and 2021, respectively.

NOTE 6 – ACCRUED EXPENSES

Accrued expenses consisted of the following at April 30:

	2022	2021

Accrued payroll	$30,090	$30,090
Accrued consulting	12,000	60,000
Accrued interest and penalties	714,827	623,085
Other	94,358	94,174

	$851,275	$807,349

NOTE 7 – NOTES PAYABLE

Notes Payable

Notes payable consist of the following at April 30:

	2022	2021
Note payable to an unrelated party with an issue date of February 22, 2021 with interest at 10%
$250,000 draw on March 5, 2021	$250,000	$250,000
$200,000 draw on March 26, 2021	200,000	200,000
$50,000 draw on April 13, 2022 [1]	50,000	-
Note payable to an unrelated party with an issue date of March 8, 2021 with interest at 10% [2]	-	75,000
Note payable to an unrelated party with an issue date of March 11, 2021 with interest at 10% [3]	136,952	250,000
Note payable to an unrelated party with an issue date of February 28, 2022 with interest at 10% [4]	102,500	-
Note payable to an unrelated party with an issue date of March 3, 2022 with interest at 5% [5]	165,000	-

Total	$904,452	$775,000

F-18

[1]

Effective February 22, 2021 the Company entered into a promissory note with GS Capital Partners, LLC, with a principal amount of $1,000,000, which is subject to drawdown requests by the Company. The original maturity date of the note was the earlier of (i) December 31, 2021 or (ii) the consummation by the Company of an equity or equity-based financing providing net proceeds to the Company sufficient to retire the outstanding indebtedness under the note. On December 30, 2021 the Company entered into an amendment to the notes to extend the maturity date to March 31, 2022 and on April 12, 2022 the Company entered into an amendment to the notes to extend the maturity date to March 31, 2023. The note has an interest rate of 10% per annum from the date of each drawdown. In addition to the amounts shown as outstanding here, the Company received an additional $200,000 from a draw on June 21, 2021 and repaid the amount on July 20, 2021.

[2]

Effective March 8, 2021 the Company entered into a promissory note with JSJ Investments, Inc with a principal amount of $75,000. The maturity date of the note was March 8, 2022 and the note had an interest rate of 10% per annum from the date of funding. The Company paid the note in full on February 21, 2022.

[3]

Effective March 11, 2021 the Company entered into a promissory note with Vista Capital Investments, Inc with a principal amount of $250,000. The maturity date of the note was March 11, 2022 which was amended on February 23, 2021 to extend the due date to December 31, 2022. The note has an interest rate of 10% per annum from the date of funding. On February 23, 2022 the Company made a payment of $113,048 to pay down the note principal.

[4]

Effective February 28, 2022 the Company entered into a promissory note with Oscar and Ilda Gonzales with a principal amount of $102,500. The maturity date of the note is February 28, 2026 and repayments on the note are to begin on March 1, 2023 in the amount of $3,309 per month. The note has an interest rate of 10% per annum.

[5]

Effective March 3, 2022 the Company entered into a promissory note with Sabby Volatility Warrant Master Fund with a principal amount of $165,000 in full satisfaction of all liquidated damages pursuant to a Registration Rights Agreement dated December 22, 2021. The maturity date of the note is due the earlier of February 28, 2023 or the date MMEX receives at least $6 million of proceeds from an equity or equity-based financing and the principal amount of the note is to increase to $181,500 if the note is not paid in full prior to June 22, 2022.

Note Payable, Currently in Default

Note payable, currently in default, consists of the following at April 30:

	2022	2021

Note payable to an unrelated party, maturing March 18, 2014, with interest at 10%	$75,001	$75,001

	$75,001	$75,001

F-19

Convertible Notes Payable, Currently in Default

Convertible notes payable, currently in default, consist of the following at April 30:

	2022	2021
Note payable to an unrelated party, matured December 31, 2010, with interest at 10%, convertible into common shares of the Company [1]	$50,000	$50,000
Note payable to an unrelated party, matured January 27, 2012, with interest at 25%, convertible into common shares of the Company [2]	25,000	25,000
Note payable to an accredited investor, maturing January 31, 2020, with interest at 10%, convertible into common shares of the Company at a defined variable exercise price [3]	-	91,331
Note payable to an individual, maturing December 27, 2020, with interest at 5%, convertible into common shares of the Company at a defined variable exercise price [4]	-	10,000
Note payable to an individual, maturing December 27, 2020, with interest at 5%, convertible into common shares of the Company at a defined variable exercise price [5]	-	9,719
Note payable to an individual, maturing January 22, 2021, with interest at 5%, convertible into common shares of the Company at a defined variable exercise price [6]	-	6,500
Note payable to an individual, maturing May 14, 2021, with interest at 5%, convertible into common shares of the Company at a defined variable exercise price [7]	-	34,000
Note payable to an individual, maturing September 9, 2021, with interest at 5%, convertible into common shares of the Company at a defined variable exercise price [8]	-	9,225

	75,000	235,775
Less discount	-	-

Total	$75,000	$235,775

[1]

On March 8, 2010, the Company closed a note purchase agreement with an accredited investor pursuant to which the Company sold a $50,000 convertible note in a private placement transaction. In the transaction, the Company received proceeds of $35,000 and the investor also paid $15,000 of consulting expense on behalf of the Company. The convertible note was due and payable on December 31, 2010 with an interest rate of 10% per annum. The note is convertible at the option of the holder into our common stock at a fixed conversion price of $3.70, subject to adjustment for stock splits and combinations.

[2]

On January 28, 2011 and February 1, 2011, the Company closed a Convertible Note Agreement totaling $514,900 in principal amount of 25% Convertible Note (the "Notes") due on the first anniversary of the date of the Note, to a group of institutional and high net worth investors. The Notes are convertible into the Company's common stock at the holders' option at $1.00 per common share. All but $25,000 of the promissory notes plus interest were paid in full on March 23, 2011.

[3]

Effective January 31, 2019, the Company issued and delivered to Auctus Fund, LLC (“Auctus”) a 10% convertible note in the principal amount of $125,000. The Company received net proceeds $112,250 after payment of $12,750 of the fees and expenses of the lender and its counsel. Auctus, on or following the 180th calendar day after the issuance date of the note, may convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock a 40% discount to the lowest trading price during the 20 days prior to the date the notice of conversion is received by the Company. The note matured on January 31, 2020 and was in default as of April 30, 2020. The Company could redeem the note at redemption prices ranging from 120% to 135% during the first 180 days after issuance. The Company could not redeem the note after 180 days from the issuance date. The note had a principal balance of $125,000 as of April 30, 2019. During year ended April 30, 2020, Auctus converted principal of $33,669 into common shares of the Company, resulting in a principal balance of $91,331 as of April 30, 2020. During the year ended April 30, 2021 there was no activity on the note so the balance remained unchanged. During the year ended on April 30, 2022 this note was paid in full.

F-20

[4]

Effective December 27, 2019 the Company issued and delivered to a consultant a 5% convertible note in the principal amount of $10,000 in payment of accrued fees of $10,000 that was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. On the effective date of the convertible note, the lender simultaneously submitted a notice to convert the total note principal into shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the year ended April 30, 2022 the Company issued 909,091 shares of common stock to extinguish the full principal balance of $10,000 and paid $863 in cash to extinguish all of the accrued interest due under the note.

[5]

Effective December 27, 2019 the Company issued and delivered to a consultant a 5% convertible note in the principal amount of $10,000 in payment of accrued fees of $10,000 that was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. On the effective date of the convertible note, the lender simultaneously submitted a notice to convert the total note principal into shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the year ended April 30, 2021 shares became available to affect a partial conversion, therefore common shares were issued to extinguish $281 of the principal balance. During the year ended April 30, 2022 the Company issued 883,551 shares of common stock to extinguish the full principal balance of $9,719 and paid $856 in cash to extinguish all of the accrued interest due under the note.

[6]

Effective January 22, 2020 the Company issued and delivered to a consultant a 5% convertible note in the principal amount of $6,500 in exchange for cash. The note was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. On the effective date of the convertible note, the lender simultaneously submitted a notice to convert the total note principal into shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the year ended April 30, 2022 the Company issued 590,909 shares of common stock to extinguish the full principal balance of $6,500 and paid $538 in cash to extinguish all of the accrued interest due under the note.

[7]

Effective May 14, 2020 the Company issued and delivered to a consultant a 5% convertible note in the principal amount of $34,000 in payment of accrued fees of $34,000 that was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. On the effective date of the convertible note, the lender simultaneously submitted a notice to convert the total note principal into shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the year ended April 30, 2022 the Company issued 3,090,909 shares of common stock to extinguish the full principal balance of $34,000 and paid $2,287 in cash to extinguish all of the accrued interest due under the note.

[8]

Effective September 9, 2020 the Company issued and delivered to a consultant a 5% convertible note in the principal amount of $10,000 in exchange for cash. The note was convertible into common shares of the Company at a conversion price equal to 110% of the lowest price at which the shares of common stock were issued by the Company during the twenty prior trading days, including the day upon which a notice of conversion is received by the Company. On the effective date of the convertible note, the lender simultaneously submitted a notice to convert the total note principal into shares of the Company’s common stock. The conversions were not completed, and the shares were not issued, due to a lack of sufficient shares of common stock at the time the conversion was requested. During the year ended April 30, 2021 shares became available to affect a partial conversion, therefore common shares were issued to extinguish $775 of the principal balance. During the year ended April 30, 2022 the Company issued 838,591 shares of common stock to extinguish the full principal balance of $9,225 and paid $505 in cash to extinguish all of the accrued interest due under the note.

F-21

Current Convertible Notes Payable

Current convertible notes payable consisted of the following at April 30:

	2022	2021
Extension fee added to note payable to an accredited investor issued, with interest at 18%, convertible into common shares of the Company at a defined variable exercise price [1]	$200,000	$200,000
Extension fee added to note payable to an accredited investor, with interest at 18%, convertible into common shares of the Company at a defined variable exercise price [2]	90,000	90,000
Note payable to an accredited investor, with interest at 18%, convertible into common shares of the Company at a defined variable exercise price [3]	-	80,000
Note payable to an accredited investor issued for extension fees, with interest at 18%, convertible into common shares of the Company at a defined variable exercise price [4]	-	80,000
Note payable to an accredited investor issued for extension fees, with interest at 10%, convertible into common shares of the Company at a defined variable exercise price [5]	-	82,000
Note payable to an accredited investor, with interest at 10%, convertible into common shares of the Company at $0.10 per share [6]	165,000	-
Total	455,000	532,000
Less discount	(22,903)	(133,944)

Net	$432,097	$398,056

[1]

Effective March 31, 2020, the Company entered into a second amendment to certain convertible notes with GS Capital Partners, LLC (“GS”) ($110,000 note dated September 13, 2018, $70,000 note dated September 18, 2018, $600,000 note dated October 5, 2018, and $110,000 note dated February 20, 2019) to extend the notes due dates to November 30, 2020. In consideration of the extension of the maturity dates of the notes the Company was to pay an extension fee of $200,000, which was added to the principal amount owed and would incur interest at 18% per annum. The extension fee is payable in cash at the earlier of (1) in connection with, and at the time of repayment of the Notes, or (2) on November 20, 2020, which, as of the date of this filing, has been extended to March 31, 2023. GS, at its option, may convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a 40% discount from the lowest trading price during the 20 days prior to conversion (with a floor of $3.00 per share during the first six months after issuance.)

[2]

Effective September 12, 2019, the Company entered into an amendment to certain convertible notes with GS ($110,000 note dated September 13, 2018, $70,000 note dated September 18, 2018, and $600,000 note dated October 5, 2018) to extend the notes due dates to February 4, 2020. In consideration of the extension of the maturity dates of the notes the Company was to pay an extension fee of $90,000, which was added to the principal amount owed and would incur interest at 18% per annum The extension fee is payable in cash at the earlier of (1) in connection with, and at the time of repayment of the Notes, or (2) on November 20, 2020, which, as of the date of this filing, has been extended to March 31, 2023. GS, at its option, may convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a 40% discount from the lowest trading price during the 20 days prior to conversion (with a floor of $3.00 per share during the first six months after issuance).

F-22

[3]

Effective December 15, 2020, the Company entered into a fourth amendment to certain convertible notes with GS ($110,000 note dated September 13, 2018, $70,000 note dated September 18, 2018, $600,000 note dated October 5, 2018, and $110,000 note dated February 20, 2019) to extend the notes due dates from December 20, 2020 to December 31, 2020. In conjunction with the extension, the Company entered into an 18% convertible note in the principal amount of $80,000. The note was issued at a discount and the Company received net proceeds of $75,000 after an original issue discount of $5,000. GS, at its option, may convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a 40% discount from the lowest trading price during the 20 days prior to conversion (with a floor of $3.00 per share during the first six months after issuance). In June of 2021 the Company issued 11,814 common shares to convert $40,000 worth of principal and $2,027 worth of accrued interest under the terms of the agreement. In September of 2021 the Company entered into a settlement agreement with GS where 108,878 common shares were issued to convert the remaining $40,000 worth of principal and $2,462 worth of accrued interest under the terms of the agreement and $4,584 worth of accrued interest was forgiven and recorded as a gain on extinguishment of liabilities.

[4]

Effective December 31, 2020, the Company entered into a fifth amendment to certain convertible notes with GS ($110,000 note dated September 13, 2018, $70,000 note dated September 18, 2018, $600,000 note dated October 5, 2018, and $110,000 note dated February 20, 2019) to extend the notes due dates from December 31, 2020 to August 31, 2021. In exchange for the extension, the aggregate principal amounts of the notes increased by $80,000. GS, at its option, could convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a 40% discount from the lowest trading price during the 20 days prior to conversion (with a floor of $3.00 per share during the first six months after issuance). During the year ended April 30, 2022, GS forgave the $80,000 note and $11,993 of its related accrued interest, therefore $91,993 was recorded as a gain on extinguishment of liabilities.

[5]

Effective March 26, 2021, the Company issued and delivered to GS a 10% convertible note in the principal amount of $82,000. The note was issued at a discount and the Company received net proceeds of $78,500 after payment of $3,500 of fees and expenses of the lender and its counsel. During the first 180 days, GS, at its option, could convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a price of $0.015 per share and thereafter at 34% discount from the lowest trading price during the 15 days prior to conversion. The Company could redeem the note at redemption prices ranging from 110% to 118% during the first 180 days after issuance. During the year ended April 30, 2022, the Company repaid this note in full.

[6]

Effective April 12, 2022, the Company issued and delivered to GS a 10% convertible note in the principal amount of $165,000. The note was issued at a discount and the Company received net proceeds of $155,000 after payment of $10,000 of fees and expenses of the lender and its counsel. GS, at its option, can convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a price of $0.10 per share. The Company can prepay the note with prepayment penalties ranging from 105% to 125% during the first 180 days after issuance.

In addition to the amounts shown as outstanding here, the Company entered into a $82,000 convertible note with GS on June 22, 2021 and received net proceeds of $78,500 after payment of $3,500 of fees and expenses of the lender and its counsel.  On July 20, 2021 the note was repaid in full.

NOTE 8 – PPP LOANS PAYABLE

With an effective date of January 25, 2021, a loan to the Company was approved under the terms and conditions of the Paycheck Protection Program of the United States Small Business Administration (“SBA”) and the CARES Act (2020) (H.R. 748) (15 U.S.C. 636 et seq.) (“the Act”) in the amount of $150,000 and was funded on January 26, 2020.  During the year ended April 30, 2022, the Company was notified that its loan was forgiven pursuant to the provisions of the Act, therefore $150,000 was recorded as a gain on extinguishment of liabilities.

NOTE 9 – SBA BRIDGE LOAN PAYABLE

On July 14, 2020, the Company received $10,000 pursuant to the SBA’s Express Bridge Loan Pilot Program.  This program allows small businesses who have a business relationship with an SBA Express Lender to access up to $25,000 quickly.  The funds were advanced to the Company since it has applied for an Economic Injury Disaster Loan (“EIDL”) and because the funds under the program are not required to be paid back the Company recorded the $10,000 loan balance as a gain on extinguishment of liabilities.

F-23

NOTE 10 – DERIVATIVE LIABILITIES

In a series of subscription agreements, the Company issued warrants in prior years that contained certain anti-dilution provisions that had previously been identified as derivatives.  In addition, the Company previously identified the conversion feature of certain convertible notes payable and convertible preferred stock as derivatives.  The number of warrants or common shares to be issued under these agreements was indeterminate; therefore, through April 30, 2021 the Company concluded that the equity environment was tainted and all warrants, stock options and convertible debt were included in the value of the derivatives. During the three months ended July 31, 2021, it was determined that the Company could increase their authorized common shares at any time, based on an agreement of the majority of voters to do so when needed, therefore the environment was no longer deemed to be tainted and all derivative liabilities were written off the books.

The Company estimated the fair value of the derivative liabilities at the issuance date and at each subsequent reporting date, using a multinomial lattice model simulation. The model is based on a probability weighted discounted cash flow model using projections of the various potential outcomes.

During the years ended April 30, 2022 and 2021, we had the following activity in our derivative liabilities:

	Options and	Convertible
	Warrants	Notes	Total

Balance, April 30, 2020	$15	$2,607,418	$2,607,433
New issuances of debt	-	200,859	200,859
Debt conversions and repayments	-	(22,705,172)	(22,705,172)
Change in fair value of derivative liabilities	235,887	22,671,035	22,906,922

Balance, April 30, 2021	235,902	2,774,140	3,010,042
Change in fair value of derivative liabilities	(235,902)	(2,774,140)	(3,010,042)

Balance, April 30, 2022	$-	$-	$-

Key inputs and assumptions used in valuing the Company’s derivative liabilities as of April 30, 2021 were as follows:

•	Stock prices on all measurement dates were based on the fair market value
•	Risk-free interest rate of 0.03% to 0.70%
•	The probability of future financing was estimated at 100%
•	Computed volatility ranging from 412.7% to 1556.1%

These inputs are subject to significant changes from period to period and to management's judgment; therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material.

F-24

NOTE 11 – STOCKHOLDERS’ DEFICIT

Authorized Shares

As of April 30, 2021, the Company had authorized 11,000,000 shares consisting of 10,000,000 shares of common stock and 1,000,000 shares of preferred stock.  However, on August 16, 2021, the Company approved an amendment to its Articles of Incorporation to increase the number of its authorized shares of common stock from 10,000,000 to 200,000,000.  Shareholders owning in excess of 50.1% of the outstanding shares of voting common stock of the Company executed a written consent approving the amendment.  As of April 30, 2022, the Company had authorized 201,000,000 shares of capital stock, consisting of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Common Stock Issuances

During the year ended April 30, 2022, the Company issued a total of 17,953,041 shares of its common stock: 170,000 shares (plus 3,580,000 prefunded warrants and 2,575,500 warrants, see Warrants below) for cash of $3,000,000; 6,433,743 shares valued at $154,438 in conversion of convertible notes principal of $149,444, accrued interest payable of $4,490 and payment of fees of $504; 6,817,224 shares valued at $74,989 in conversion of related party convertible notes principal; 17,754 shares issued pursuant to the rounding of fractional shares in connection with our reverse stock split; 3,580,000 shares issued for the exercise of prefunded warrants; 730,000 shares issued for the exercise of Series A warrants; 25,611 shares issued for accrued expenses of $15,000; 78,709 shares issued for accrued expenses – related parties of $40,000; and 100,000 shares issued for a debt discount valued at $14,091.  In conjunction with the stock and warrants issued for cash, the Company also issued 337,500 warrants to the placement agent (see Warrants below) and recognized $349,150 in out-of-pocket offering costs.

During the year ended April 30, 2021, the Company issued a total of 1,916,358 shares of its common stock: 2,000 shares for consulting services valued at $34,000; 1,525,583 shares valued at $1,932,365 in conversion of convertible notes principal of $1,618,394, accrued interest payable of $301,943 and payment of fees of $12,028; and 388,775 shares valued at $4,277 in conversion of convertible notes payable – related party principal of $4,277.  Settlement of derivative liabilities in debt conversions and repayments totaled $22,511,164.

Series A Preferred Stock

The Series A preferred stock has no redemption, conversion or dividend rights; however, the holders of the Series A preferred stock, voting separately as a class, has the right to vote on all shareholder matters equal to 51% of the total vote.

During the year ended April 30, 2022 and 2021 no preferred shares were issued.

Series B Preferred Stock

The Series B preferred stock has a stated value equal to $1,000, has no redemption or voting rights, and are entitled to receive dividends on preferred stock equal, on an as-of-converted-to-common-stock basis, to and in the same form as the dividends paid on shares of the common stock.  The Series B preferred stock was convertible, at the option of the holder, into the number of shares of common stock determined by dividing the stated value of such share of Preferred Stock by the Conversion Price of $0.10, subject to adjustment for stock dividends, stock splits, and certain subsequent equity sales or rights offerings. Effective June 7, 2022 we entered into an agreement to reduce the conversion price to $0.05 per share (see Note 14).

During the year ended April 31, 2022 the Company designated 1,500 shares of preferred stock as Series B and issued 1,500 shares of Series B preferred stock (plus 31,975,000 warrants, see Warrants below) for cash of $1,500,000. In conjunction with the stock issued for cash, the Company also issued 1,350,000 warrants to the placement agent (see Warrants below) and recognized $206,650 in out-of-pocket offering costs.

F-25

Warrants

The Company has issued warrants in prior years to investors in a series of subscription agreements in equity financings or for other stock-based compensation.  Certain of the warrants contain anti-dilution provisions that the Company has identified as derivatives.  We estimate the fair value of the derivatives using multinomial lattice models that value the warrants based on a probability weighted cash flow model using projections of the various potential outcomes and considering the existence of a tainted equity environment (see Note 10).

A summary of warrant activity during the years ended April 30, 2022 and 2021 is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)

Outstanding, April 30, 2020	44,604	$1.00	1.91
Granted	63,388	$1.00
Canceled / Expired	(1)	$0.58
Exercised	-

Outstanding, April 30, 2021	107,991	$1.00	0.91
Granted	42,923,352	$1.00
Canceled / Expired	(3,213,343)	$0.84
Exercised	(4,310,000)	$0.00

Outstanding, April 30, 2022	35,508,000	$0.06	4.64

During the year ended April 30, 2022 the Company granted 529,852 warrants issued to warrant holders pursuant to anti-dilution provisions, 6,493,000 warrants issued in conjunction with the sale of common stock (see Common Stock above), and 33,325,000 warrants issued in conjunction with the sale of Series B preferred stock (see Series B Preferred Stock above).  As the fair value of the warrants granted would have had a net zero impact to equity (increasing additional paid in capital and recording offering costs for the same amount), the Company did not break out or complete a separate valuation of the warrants granted in association with either capital raise.

Of the 6,493,000 warrants granted with the sale of common stock, 3,580,000 were prefunded, therefore have a zero exercise price and no expiration.  The remaining warrants have a 5 year life and 2,575,500 of the warrants were issued with a $0.80 exercise price while the other 337,500 were issued with a $1.00 exercise price.  During the year ended April 30, 2022, the Company modified the terms of the 2,575,500 warrants which resulted in the exercise price changing from $0.80 to $0.0001.  The Company accounted for this modification as a cancellation of the previous award and issuance of a new award in its place, however, as there was no change in the fair value as a result of the modification, no additional expense was recorded on the Company’s books.

Of the 33,325,000 warrants granted with the sale of Series A preferred stock, 14,399,500 have an exercise price of $0.0001, 17,575,500 have an exercise price of $0.10, and 1,350,000 have an exercise price of $0.125. All 33,325,000 warrants were granted with a 5 year life.

Stock Options

As a condition for entering into the October 5, 2018 GS convertible debenture (see Note 7), GS required affiliates of Jack W. Hanks and Bruce Lemons, our directors (the “Affiliates”), to pledge their shares of Class B Common Stock (constituting 100% of the then outstanding shares of Class B Common Stock) to GS to secure the repayment of the debenture by the Company. As consideration to the Affiliates for entering into the GS pledge agreement, the Company granted a ten-year option, effective as of December 11, 2018, to the Affiliates to purchase 2,000,000 common shares of the Company at $0.08 per share.  Effective November 30, 2020, the option agreement was amended to cancel the 2,000,000 options.

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A summary of stock option activity during the years ended April 30, 2022 and 2021 is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)

Outstanding, April 30, 2020	2,000,000	$0.08	8.62

Granted	-
Canceled / Expired	(2,000,000)
Exercised	-

Outstanding, April 30, 2021	-	$-	-

Granted	-
Canceled / Expired	-
Exercised	-

Outstanding, April 30, 2022	-	$-	-

Common Stock Reserved

Combined with the 21,204,682 common shares outstanding at April 30, 2022, all authorized common shares have been issued or reserved for issuance of outstanding warrants, stock options, and convertible notes payable and no common shares are available for share issuances other than those shares included in the reserves.

NOTE 12 – INCOME TAXES

The Company accounts for income taxes in accordance with standards of disclosure propounded by the FASB, and any related interpretations of those standards sanctioned by the FASB. Accordingly, deferred tax assets and liabilities are determined based on differences between the financial statement and tax bases of assets and liabilities, as well as a consideration of net operating loss and credit carry forwards, using enacted tax rates in effect for the period in which the differences are expected to impact taxable income. A valuation allowance is established, when necessary, to reduce deferred tax assets to the amount that is more likely than not to be realized.

No provision for income taxes has been recorded due to the net operating loss carryforwards totaling approximately $19,677,000 as of April 30, 2022 that will be available to offset future taxable income. The available net operating loss carry forwards expire in various years through 2042.  No tax benefit has been reported in the financial statements because the Company believes there is a 50% or greater chance the carry forwards will expire unused. There were no uncertain tax positions taken by the Company.

The deferred tax asset and valuation account is as follows at April 30:

	2022	2021
Deferred tax asset:
Net operating loss carryforward	$4,132,196	$3,417,552
Valuation allowance	(4,132,196)	(3,417,552)

Total	$-	$-

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The components of income tax expense are as follows for the years ended April 30:

	2022	2021

Change in net operating loss benefit	$714,644	$390,912
Change in valuation allowance	(714,644)	(390,912)

Total	$-	$-

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Legal

In the ordinary course of business, we may be, or have been, involved in legal proceedings from time to time. During the year ended April 30, 2022 we were not involved in any material legal proceedings.

NOTE 14 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, all subsequent events have been reported through the filing date as set forth below.

Subsequent to April 30, 2022 the Company issued 1,397,000 shares of its common stock for the exercise of its Series A warrants and received proceeds of $140.  Additionally, the Company issued 710,802 shares of its common stock for the conversion of $90,000 of note principal and $19,677 of accrued interest.

On June 7, 2022 the Company entered into a $105,000 convertible note with a maturity date of June 7, 2023.  The note has an interest rate of 10% and is convertible into shares of the Company’s common stock at a conversion price of $0.11 per share for the first 180 days following the issuance date.  After the first 180 days has passed the note will have a variable conversion price equal to 58% of the Company’s lowest trading price during the ten days prior to the conversion date.

Effective June 7, 2022 the Company entered into an agreement to reduce the conversion price of our Series B Preferred shares, as well as the exercise price of our Series C Warrants and our Series D Warrants, to $0.05 per share.

Subsequent to April 30, 2022 the Company issued 3,000,000 warrants each to Maple Resources Corporation, a related party controlled by Jack Hanks, President, CEO, and Director; BNL Family Trust, a related party to Bruce Lemons, Director; and Nabil Katabi, Consultant. The warrants were intended to incentivize each of the grantees to continue to perform services on behalf of the Company, as well as to recognize prior performance of services without cash compensation. The warrants have an exercise price of $0.20 per share and expire ten years from the date of issuance.

F-28

PART III - EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description
2.1	Amended Restated Articles of Incorporation (1)
2.2	Amended Restated By-Laws (1)
2.3	Amendment to Amended Restated Articles of Incorporation (2)
2.4	Certificate of Designation of Series A Preferred Stock (3)
4.1	Subscription Agreement*
4.2	Warrant Agreement*
11.1	Consent of Milan Saha, Esq. (included in Exhibit 12.1)*
11.2	Consent of M&K CPAS, PLLC.*
12.1	Opinion of Milan Saha, Esq.*

* Filed Herewith

(1) Filed as exhibit to Report on Form 8-K filed on April 3, 2017

(2) Filed as exhibit to Report on Form 8-K filed on October 12, 2018

(3) Filed as exhibit to Report on Form 8-K filed on August 2, 2019

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SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on behalf by the undersigned, thereunto duly authorized, in Fort Stockton, State of Texas, on September 30, 2022.

MMEX RESOURCES CORPORATION

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Jack W. Hanks
Name:	Jack W. Hanks
Title:	Chief Executive Officer and Chief Financial Officer (Principal Financial Officer)

Date: September 30, 2022

SIGNATURES OF DIRECTORS:

By:	/s/ Jack W. Hanks
Name:	Jack W. Hanks
Title:	Director/Chairman

Date: September 30, 2022

By:	/s/ Bruce N. Lemons
Name:	Bruce N. Lemons
Title:	Director

Date: September 30, 2022

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